Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-222237

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 12, 2018)

Up to $30.0 Million Maximum Aggregate Offering of

Common Units Representing Limited Partnership Interests

We have entered into a sales agreement, dated July 2, 2020, or the Sales Agreement, with Virtu Americas LLC, or the Agent, for the offer and sale of common units representing limited partnership interests, or the Common Units.  In accordance with the terms of the Sales Agreement, we may, through the Agent, offer and sell from time to time Common Units having an aggregate offering price of up to $30.0 million.
Our Common Units are listed on the New York Stock Exchange, or the NYSE, under the symbol “DLNG”. On June 24, 2020, the closing price of our Common Units on the NYSE was $3.88 per Common Unit.
Sales of our Common Units, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. The Agent is not required to sell any specific number or dollar amount of Common Units but will use its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us.

The Agent will receive from us a commission equal to a percentage up to 3%, of the gross sales price per Common Unit sold under the Sales Agreement. In connection with the sale of the Common Units on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent may be deemed to be underwriting commissions or discounts.  There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Investing in our Common Units involves a high degree of risk.  Please read “Risk Factors” beginning on page S-5 of this prospectus supplement and contained in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the Commission on April 16, 2020, or the Annual Report, which is incorporated herein by reference.
Neither the Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved these Common Units or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 2, 2020.

Prospectus Supplement

Page
ABOUT THIS PROSPECTUS SUPPLEMENT	ii
FORWARD-LOOKING STATEMENTS	iv
PROSPECTUS SUMMARY	S-1
THE OFFERING	S-4
RISK FACTORS	S-5
USE OF PROCEEDS	S-13
CAPITALIZATION	S-14
DESCRIPTION OF COMMON UNITS	S-15
TAXATION	S-17
PLAN OF DISTRIBUTION	S-18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	S-19
LEGAL MATTERS	S-20
EXPERTS	S-20
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-20
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	S-20

Prospectus
ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
FORWARD-LOOKING STATEMENTS	2
ABOUT DYNAGAS LNG PARTNERS LP	5
RISK FACTORS	8
USE OF PROCEEDS	9
CAPITALIZATION	10
RATIO OF EARNINGS TO FIXED CHARGES	11
PRICE RANGE OF COMMON UNITS AND DISTRIBUTIONS	12
DESCRIPTION OF THE COMMON UNITS	13
DESRIPTION OF PREFERRED UNITS	16
DESCRIPTION OF WARRANTS	16
DESCRIPTION OF DEBT SECURITIES	17
SUMMARY OF THE PARTNERSHIP AGREEMENT	25
OUR CASH DISTRIBUTION POLICY AND RESTRICTIONS ON DISTRIBUTIONS	26
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	37
NON-UNITED STATES TAX CONSIDERATIONS	43
PLAN OF DISTRIBUTION	44
SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES	45
LEGAL MATTERS	45
EXPERTS	45
EXPENSES	45
(i)

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part is the accompanying base prospectus, which gives more general information about securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined and when we refer to the “accompanying prospectus,” we are referring to the base prospectus. If information in the prospectus supplement conflicts with information in the accompanying base prospectus, you should rely on the information in this prospectus supplement.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded.
You should rely only on the information contained in this prospectus, any related free writing prospectus and the documents incorporated by reference into this prospectus. Neither we nor the Agent have authorized anyone else to give you different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any free writing prospectus, as well as the information we previously filed with the Commission, that is incorporated by reference into this prospectus, is accurate as of any date other than its respective date. We will disclose material changes in our affairs in an amendment to this prospectus, a free writing prospectus or a future filing with the Commission incorporated by reference in this prospectus.
We are offering to sell the Common Units, and are seeking offers to buy the Common Units, only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the Common Units in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Common Units and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Unless the context otherwise requires, references in this prospectus to “Dynagas LNG Partners,” the “Partnership,” “we,” “our” and “us” or similar terms refer to Dynagas LNG Partners LP and its wholly-owned subsidiaries, including Dynagas Operating LP, which owns, directly or indirectly, a 100% interest in the entities that own the LNG carriers in our fleet, which we refer to as our “Fleet.” References in this prospectus to “our General Partner” refer to Dynagas GP LLC, the general partner of Dynagas LNG Partners LP. References in this prospectus to our “Sponsor” are to Dynagas Holding Ltd. and its subsidiaries other than us or our subsidiaries and references to our “Manager” refer to Dynagas Ltd., which is wholly owned by the chairman of our Board of Directors, Mr. Georgios Prokopiou. References in this prospectus to the “Prokopiou Family” are to our Chairman, Mr. Georgios Prokopiou, and certain members of his family.
All references in this prospectus to “Gazprom”, “Equinor” and “Yamal” refer to Gazprom Marketing and Trading Singapore Pte Ltd, Equinor ASA (previously named Statoil ASA) and Yamal Trade, respectively, and certain of their respective subsidiaries or affiliates, who are our current or prospective charterers.  The “Yamal LNG Project” refers to the LNG production terminal on the Yamal Peninsula in Northern Russia. The terminal consists of three LNG trains with a total capacity of 16.5 million metric tons of LNG per year, that will require ice-class designated vessels to transport LNG from this facility, and for which two of the vessels in our Fleet, and each of the Optional Vessels (defined below) have been contracted. The Yamal LNG Project is a joint venture between NOVATEK (50.1%), TOTAL E&P Yamal (20%), China National Oil & Gas Exploration and Development Corporation (CNODC) (20%) and Yaym Limited (9.9%).

(ii)

Unless otherwise indicated, all references to “U.S. dollars,” “dollars” and “$” in this prospectus are to the lawful currency of the United States and financial information presented in this prospectus is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. We use the term “LNG” to refer to liquefied natural gas and we use the term “cbm” to refer to cubic meters in describing the carrying capacity of our vessels.
References herein to the “Omnibus Agreement” refer to the Omnibus Agreement, as amended and as currently in effect, with our Sponsor. The Omnibus Agreement provides us with the right to acquire ownership interests from our Sponsor certain identified vessels. Our Sponsor owned or owns, directly or indirectly, 100% of the equity interests of the entities that owned or own these seven identified LNG carriers, the Yenisei River, the Arctic Aurora, the Lena River, the Clean Ocean, the Clean Planet, the Clean Horizon and the Clean Vision, which we refer to throughout this prospectus as the “Initial Optional Vessels.” In 2014 and 2015, we exercised our purchase options under the Omnibus Agreement and acquired from our Sponsor the Arctic Aurora, the Yenisei River and the Lena River. The purchase options for the Clean Horizon, the Clean Vision, the Clean Ocean and the Clean Planet have expired unexercised. Our Sponsor also owns a 49% minority ownership interest in five joint venture entities that currently own five 172,000 cubic meter ARC7 LNG carriers, namely, the Boris Vilkitsky, the Fedor Litke, the Georgiy Brusilov, the Boris Davydov and the Nikolay Zubov, including the related charters or other agreements relating to the operation or ownership of these LNG carriers. Our options to purchase the Sponsor’s interests in the Boris Vilkitsky, the Fedor Litke and the related agreements have expired unexercised.  We refer to our Sponsor’s interests in these vessels and the related agreements, other than with respect to the Boris Vilkitsky and the Fedor Litke, throughout this prospectus supplement as the “Optional Vessels.”  Pursuant to the Omnibus Agreement, which is described in more detail in the Annual Report, we have the right but not the obligation, subject to certain terms and conditions, to acquire the Optional Vessels from our Sponsor.

You should read carefully this prospectus supplement, the accompanying base prospectus, any related free writing prospectus, and the additional information described under the heading “Where You Can Find Additional Information”, including the documents we incorporate by reference, such as the Annual Report.
(iii)

FORWARD-LOOKING STATEMENTS
This prospectus contains certain forward-looking statements (as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act) concerning future events and our operations, performance and financial condition, including, in particular, the likelihood of our success in developing and expanding our business. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “likely,” “would,” “could,” “seek,” “continue,” “possible,” “might,” “forecasts,” “will,” “may,” “potential,” “should,” and similar expressions are forward-looking statements.  These forward-looking statements reflect management’s current views only as of the date of this prospectus and are not intended to give any assurance as to future results.  As a result, unitholders are cautioned not to rely on any forward-looking statements.
Forward-looking statements appear in a number of places in this prospectus and include statements with respect to, among other things:

•	LNG market trends, including charter rates, factors affecting supply and demand, and opportunities for the profitable operations of LNG carriers;
•	our anticipated growth strategies;
•	the effect of a worldwide economic slowdown;
•	potential turmoil in the global financial markets;
•	stability of Europe and the Euro;
•	fluctuations in currencies and interest rates;
•
the impact of the discontinuance of LIBOR after 2021 on interest rates of our debt that reference LIBOR and the effectiveness of our interest rate hedging strategies, including our entry in swaps and other derivative contracts, which may result in additional interest costs and the recognition of losses on such arrangements in our financial statements;

•	general market conditions, including fluctuations in charter hire rates and vessel values;
•	changes in our operating expenses, including dry-docking and insurance costs and bunker prices and fuel prices;
•	the adequacy of our insurance to cover our losses;
•	our ability to make cash distributions on the units or any increase or decrease in or elimination of our cash distributions;
•	our future financial condition or results of operations and our future revenues and expenses;
•	our ability to repay or refinance our existing debt and settling of interest rate swaps (if any);
(iv)

•
our ability to incur additional indebtedness on acceptable terms or at all, to access the public and private debt and equity markets and to meet our restrictive covenants and other obligations under our credit facilities, including our $675 Million Credit Facility (as defined in our Annual Report);

•	our Sponsor’s ability to fund our $30 Million Revolving Credit Facility (as defined in our Annual Report);
•	planned capital expenditures and availability of capital resources to fund capital expenditures;
•	our ability to comply with additional costs and risks related to our environmental, social and governance policies;
•	our ability to maintain long-term relationships with major LNG traders;
•	our ability to leverage our Sponsor’s relationships and reputation in the shipping industry;
•	our ability to realize the expected benefits from our vessel acquisitions;
•	our ability to purchase vessels from our Sponsor and other parties in the future, including the Optional Vessels;
•	our continued ability to enter into profitable long-term time charters;
•	our ability to maximize the use of our vessels, including the re-deployment or disposition of vessels no longer under long-term time charters;
•	future purchase prices of newbuildings and secondhand vessels and timely deliveries of such vessels;
•	our ability to compete successfully for future chartering opportunities and newbuilding opportunities (if any);
•	acceptance of a vessel by its charterer;
•	termination dates and extensions of charters;
•	changes in governmental rules and regulations or actions taken by regulatory authorities, including the implementation of new environmental regulations;
•
the expected cost of, and our ability to comply with, governmental regulations, including regulations relating to ballast water and fuel sulfur, maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business;

•	availability of skilled labor, vessel crews and management;
•
our anticipated incremental general and administrative expenses as a publicly traded limited partnership and our fees and expenses payable under the fleet management agreements and the administrative services agreement with our Manager;

•	our anticipated taxation and distributions to our unitholders;
•	estimated future maintenance and replacement capital expenditures;
•	our ability to retain key employees;
(v)

•	customers’ increasing emphasis on environmental and safety concerns;
•	potential liability from any pending or future litigation;
•	potential disruption of shipping routes due to accidents, political events, public health threats, pandemics, international hostilities and instability, piracy or acts by terrorists;
•	the impact of public health threats and outbreaks of other highly communicable diseases;
•
the length and severity of the recent coronavirus (“COVID-19”) outbreak, including its impacts across our business on demand, operations in China and the Far East and knock-on impacts to our global operations;

•	the impact of adverse weather and natural disasters;
•	future sales of our common units in the public market;
•	any malfunction or disruption of information technology systems and networks that our operations rely on or any impact of a possible cybersecurity event;
•	our business strategy and other plans and objectives for future operations; and
•	other factors detailed in this prospectus and from time to time in our periodic reports.
Forward-looking statements in this prospectus are estimates reflecting the judgment of senior management and involve known and unknown risks and uncertainties. These forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may not occur or differ materially from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements should be considered in light of various important factors, including those set forth in this prospectus under the heading “Risk Factors.”
We undertake no obligation, and specifically decline any obligation, to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors which may adversely affect our results. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.
We make no prediction or statement about the performance of our units or our debt securities. The various disclosures included in this prospectus and in our other filings made with the Commission that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations should be carefully reviewed and considered.

(vi)

PROSPECTUS SUMMARY
This section summarizes material information that appears later in this prospectus supplement and the accompanying base prospectus and is qualified in its entirety by the more detailed information and financial statements incorporated by reference in this prospectus and the documents we incorporate by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should carefully review the entire prospectus supplement, including the accompanying base prospectus and the documents we incorporate by reference.
Overview
Dynagas LNG Partners LP was organized as a limited partnership in the Republic of the Marshall Islands on May 30, 2013 for the purpose of owning, operating, and acquiring LNG carriers and other business activities incidental thereto.  We own (i) a 100% limited partner interest in Dynagas Operating LP, which owns a 100% interest in our Fleet through intermediate holding companies and (ii) the non-economic general partner interest in Dynagas Operating LP through our 100% ownership of its general partner, Dynagas Operating GP LLC.  We own our vessels through separate wholly-owned subsidiaries that are incorporated in the Republic of the Marshall Islands and Republic of Malta.
Our principal executive offices are located at Poseidonos Avenue and Foivis 2 Street 166 74 Glyfada, Athens, Greece and our telephone number at that address is +30 210 891 7960. Our website is www.dynagaspartners.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying base prospectus.
Our Fleet

As of the date of this prospectus supplement, we owned and operated a fleet of six LNG carriers, consisting of the three modern steam turbine LNG carriers, the Clean Energy, the Ob River and the Amur River (formerly named the Clean Force), which we refer to as our “Initial Fleet”, and three modern tri-fuel diesel electric (TFDE) propulsion technology Ice Class LNG carriers that we additionally acquired from our Sponsor, the Arctic Aurora, the Yenisei River, and the Lena River, and together with our Initial Fleet, we collectively refer to as our “Fleet.” As of the date of this prospectus supplement, the vessels in our Fleet had an average age of 9.9 years and are contracted under multi-year charters with an average remaining charter term of approximately 8.3 years. All of the vessels in our Fleet vessels are currently employed or are contracted to be employed on multi-year time charters with international energy companies, including Gazprom, Equinor and Yamal.
Since the end of the first fiscal year following our IPO, which occurred in November 2013 and as of the date of this prospectus supplement, we have increased the total capacity of the vessels in our Fleet by approximately 104% and as of March 31, 2020, the estimated contracted revenue backlog of our Fleet was approximately $1.20 billion, $0.16 billion of which is a variable hire element contained in certain time charter contracts with Yamal. The variable hire rate on these time charter contracts with Yamal is calculated based on two components—a capital cost component and an operating cost component. The capital cost component is a fixed daily amount. The daily amount of the operating cost component, which is intended to pass the operating costs of the vessel to the charterer in their entirety including dry-docking costs, is set annually and adjusted at the end of each year to compensate us for the actual costs we incur in operating the vessel. Dry-docking expenses are budgeted in advance within the year of the dry-dock and are reimbursed by Yamal immediately following the dry-dock. The actual amount of revenues earned in respect of such operating cost component of such variable hire rate may therefore differ from the amounts included in the revenue backlog estimate due to the annual variations in the respective vessels’ operating costs. The average remaining contract duration is approximately 8.3 years. The estimated contracted revenue backlog of our Fleet excludes options to extend and assumes full utilization for the full term of the charter up to the charters’ earliest expiration date. The actual amount of revenues earned and the actual periods during which revenues are earned may differ from the amounts and periods described above due to, for example, off-hire for maintenance projects, downtime, scheduled or unscheduled dry-docking, cancellation or early termination of vessel employment agreements, and other factors that may result in lower revenues than our average contract backlog per day.  Our Fleet is managed by our Manager, Dynagas Ltd., a company controlled by Mr. Georgios Prokopiou. See “Item 7. Major Unitholders and Related Party Transactions—B. Related Party Transactions” of our Annual Report.

The following table sets forth summary information about our Fleet and the existing time charters relating to the vessels in our Fleet as of the date of this prospectus supplement:

Vessel Name	Year Built	Cargo Capacity (cbm)	Ice Class	Propulsion	Charterer	Earliest Charter Expiration	Latest Charter Expiration	Latest Charter Expiration including options to extend
Clean Energy	2007	149,700	No	Steam	Gazprom	March 2026	April 2026	n/a
Ob River	2007	149,700	Yes	Steam	Gazprom	March 2028	May 2028	n/a
Amur River	2008	149,700	Yes	Steam	Gazprom	June 2028	July 2028	n/a
Arctic Aurora	2013	155,000	Yes	TFDE *	Equinor	July 2021	September 2021(1)	September 2023(1)
Yenisei River	2013	155,000	Yes	TFDE *	Yamal	Q4 2033	Q2 2034	Q2 2049(2)
Lena River	2013	155,000	Yes	TFDE *	Yamal	Q2 2034	Q3 2034	Q4 2049(3)

*	As used in this prospectus supplement, “TFDE” refers to tri-fuel diesel electric propulsion system.
(1)
On August 2, 2018, the Arctic Aurora was delivered to Equinor under a time charter contact with an initial term of three years +/- 30 days. This charter is in direct continuation of the vessel’s previous charter with Equinor, which means that this new charter commenced immediately following the prior charter. Equinor will have the option to extend the charter term by two consecutive 12-month periods at escalated rates.

(2)
On August 14, 2018, the Yenisei River was delivered early to Yamal immediately upon completion of its mandatory statutory class five-year special survey and dry-docking, pursuant to an addendum to the charter party with Yamal under which we agreed to extend the firm charter period from 15 years to 15 years plus 180 days. The charter contract for the Yenisei River with Yamal in the Yamal LNG Project has an initial term of 15.5 years, which may be extended at Charterers’ option by three consecutive periods of five years.

(3)
On July 1, 2019, the Lena River commenced employment under its long term charter with Yamal. The charter contract for the Lena River with Yamal in the Yamal LNG Project has an initial term of 15 years, which may be extended at Charterers’ option by three consecutive periods of five years.

Our Relationship with Our Sponsor and Members of the Prokopiou Family
We believe that one of our principal strengths is our relationships with our Sponsor, our Manager and members of the Prokopiou Family, including Mr. Georgios Prokopiou, the Chairman of our Board of Directors, which provide us access to long-standing relationships with major energy companies and shipbuilders and technical, commercial and managerial expertise. Pursuant to the Omnibus Agreement that we have entered into with our Sponsor and our General Partner, which is defined and further described in our Annual Report, we have the right but not the obligation, subject to certain terms and conditions, to acquire our Sponsor’s applicable ownership interest in the Optional Vessels. We can provide no assurance that we will realize any benefits from our relationship with our Sponsor or the Prokopiou Family and there is no guarantee that their relationships with major energy companies and shipbuilders will continue.
As of the date of this prospectus supplement, there were 35,490,000 common units, 35,526 general partner units, 3,000,000 9.00% Series A Cumulative Redeemable Preferred Units, or our Series A Preferred Units, and 2,200,000 8.75% Series B Fixed to Floating Rate Cumulative Redeemable Perpetual Preferred Units, or our Series B Preferred Units, outstanding. Our Sponsor currently beneficially owns approximately 44.0% of the equity interests in us (excluding the Series A Preferred Units and the Series B Preferred Units) and 100% of our General Partner, which owns a 0.1% General Partner interest in us and 100% of our incentive distribution rights. Our Sponsor does not own any Series A Preferred Units or Series B Preferred Units.

Recent and Other Developments
Series A Preferred Units Cash Distributions
On April 22, 2020, we announced a cash distribution of $0.5625 per unit on our Series A Preferred Units for the period from February 12, 2020 to May 11, 2020. This cash distribution was paid on May 12, 2020, to all Series A Preferred unitholders of record as of May 5, 2020.
Series B Preferred Units Cash Distribution
On April 28, 2020, we announced a cash distribution of $0.546875 per unit on our Series B Preferred Units for the period from February 22, 2020 to May 21, 2020. This cash distribution was paid on May 22, 2020, to all Series B Preferred unitholders of record as of May 15, 2020.
Common Units Cash Distribution
Since May 2019, we have not declared or paid any cash distributions relating to our common units and under the terms of our $675 Million Credit Facility, which was entered into on September 18, 2019, we are restricted from paying distributions to our common unitholders while borrowings are outstanding under such facility. See “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources—$675 Million Credit Facility” and “Item 8. Financial Information—A. Consolidated Statements and Other Financial Information—Our Cash Distribution Policy” in our Annual Report for more information.
Interest Rate Swap Transaction
In May 2020, we entered into a floating to fixed interest rate swap transaction effective from June 29, 2020, which provides a fixed 3 month LIBOR rate of 0.41%, resulting in a fixed effective interest rate cost of 3.41% (including margin) based on notional values that reflect the amortization schedule of 100% of our debt outstanding under the $675.0 Million Credit Facility, until the $675.0 Million Credit Facility matures in September 2024.
Limited Preemptive Right

To the extent Common Units are sold by the Partnership in this offering, the General Partner of the Partnership plans to exercise its limited preemptive rights to purchase such number of Common Units from the Partnership as may be required to maintain its 0.1% general partner interest in the Partnership pursuant to terms of the Partnership Agreement. Any Common Units purchased by the General Partner to maintain its ownership interest will be at the same prices that the Partnership sells Common Units to the public.

THE OFFERING
Issuer	Dynagas LNG Partners LP

Units Offered	Common Units having an aggregate offering price of up to $30.0 million.

Manner of Offering	“At the-market offering” that may be made from time to time through the Agent pursuant to the terms of the Sales Agreement. See “Plan of Distribution.”

Use of Proceeds
We intend to use the net proceeds from the sales of the Common Units, if any, after deducting the Agent’s commission and our offering expenses, for general Partnership purposes, which may include, among other things, the repayment of indebtedness, the repurchase of our preferred units or the funding of acquisitions or other capital expenditures. Please read “Use of Proceeds.”

Exchange Listings	Our Common Units are listed on the NYSE under the symbol “DLNG.”

Risk Factors
Investing in our Common Units involves risks. Limited partnerships are inherently different from corporations. You should carefully consider each of the factors described or referred to under “Risk factors” beginning on page S-5 of this prospectus supplement, page 11 of the accompanying base prospectus and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus before you make an investment in our Common Units.

RISK FACTORS
Before investing in our Common Units, you should carefully consider all of the information included in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. Although many of our business risks are comparable to those of a corporation engaged in a similar business, limited partnership interests are inherently different from the capital stock of a corporation. When evaluating an investment in our Common Units, you should carefully consider the discussion of risk factors set forth below as well as the risks discussed under the heading “Item 3.—D. Risk Factors” of our Annual Report, which is incorporated by reference into this prospectus supplement and the accompanying base prospectus, and information included in any applicable free writing prospectus.
If any of these risks were to occur, our business, financial condition, operating results or cash flows could be materially adversely affected. In that case, the trading price of our Common Units could decline, and you could lose all or part of your investment.

Risks Relating to our Partnership

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or the market value of our common shares.

The novel coronavirus (COVID-19) pandemic is dynamic and expanding. The continuation of this outbreak likely will have, and the emergence of other epidemic or pandemic crises could have, material adverse effects on our business, results of operations, or financial condition.

The novel coronavirus pandemic is dynamic and expanding, and its ultimate scope, duration and effects are uncertain. We expect that this pandemic, and any future epidemic or pandemic crises, could result in direct and indirect adverse effects on our industry and customers, which in turn may impact our business, results of operations and financial condition. Effects of the current pandemic include, or may include, among others:

•
deterioration of worldwide, regional or national economic conditions and activity, which could further reduce or prolong the recent significant declines in energy prices, or adversely affect global demand for LNG, demand for our services, and charter and spot rates;

•	disruptions to our operations as a result of the potential health impact on our employees and crew, and on the workforces of our customers and business partners;
•
disruptions to our business from, or additional costs related to, new regulations, directives or practices implemented in response to the pandemic, such as travel restrictions (including for any of our onshore personnel or any of our crew members to timely embark or disembark from our vessels), increased inspection regimes, hygiene measures (such as quarantining and physical distancing) or increased implementation of remote working arrangements;

•
potential shortages or a lack of access to required spare parts for our vessels, or potential delays in any repairs to, or scheduled or unscheduled maintenance or modifications or dry docking of, our vessels, as a result of a lack of berths available by shipyards from a shortage in labor or due to other business disruptions;

•	potential delays in vessel inspections and related certifications by class societies, customers or government agencies;

•	potential reduced cash flows and financial condition, including potential liquidity constraints;
•
reduced access to capital, including the ability to refinance any existing obligations, as a result of any credit tightening generally or due to continued declines in global financial markets, including to the prices of publicly-traded securities of us, our peers and of listed companies generally;

•	a reduced ability to opportunistically sell any of our LNG vessels on the second-hand market, either as a result of a lack of buyers or a general decline in the value of second-hand vessels;
•	a decline in the market value of our vessels, which may cause us to (a) incur impairment charges or (b) breach certain covenants under our financing agreements;
•
disruptions, delays or cancellations in the construction of new LNG projects (including production, liquefaction, regasification, storage and distribution facilities), which could limit or adversely affect our ability to pursue future growth opportunities; and

•
potential deterioration in the financial condition and prospects of our customers or joint venture partners, or attempts by customers or third parties to invoke force majeure contractual clauses as a result of delays or other disruptions.

Although disruption and effects from the novel coronavirus pandemic may be temporary, given the dynamic nature of these circumstances and the worldwide nature of our business and operations, the duration of any business disruption and the related financial impact to us cannot be reasonably estimated at this time, but could materially affect our business, results of operations and financial condition.
We currently derive all our revenue and cash flow from a limited number of charterers and the loss of any of these charterers could cause us to suffer losses or otherwise adversely affect our business.
We have derived, and believe we will continue to derive, all of our revenues from a limited number of charterers, such as Gazprom, Equinor and Yamal. For the year ended December 31, 2019, during which we derived our operating revenues from four charterers, Gazprom accounted for 47%, Yamal accounted for 31%, Equinor accounted for 16% and a major energy company accounted for 6%, of our total revenues. All of the charters for our Fleet have fixed terms but may be terminated early due to certain events, including but not limited to the charterer's failure to make charter payments to us because of financial inability, disagreements with us or otherwise. The ability of each of our counterparties to perform its respective obligations under a charter with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the LNG shipping industry, prevailing prices for natural gas, COVID-19 and similar epidemics and pandemic and the overall financial condition of the counterparty. Should a counterparty fail to honor its obligations under an agreement with us, we may be unable to realize revenue under that charter and may sustain losses, which may have a material adverse effect on our business, financial condition, cash flows, results of operations and ability to pay any distributions, including reduced distributions, to our unitholders.
In addition, a charterer may exercise its right to terminate its charter if, among other things:

•	the vessel suffers a total loss or is damaged beyond repair;
•	we default on our obligations under the charter, including prolonged periods of vessel off-hire;
•	war or hostilities significantly disrupt the free trade of the vessel;
•	the vessel is requisitioned by any governmental authority; or
•
prolonged force majeure event occurs, such as war, political unrest or a pandemic which prevents the chartering of the vessel, in each such event in accordance with the terms and conditions of the respective charter.

In addition, the charter payments we receive may be reduced if the vessel does not perform according to certain contractual specifications. For example, charter hire may be reduced if the average vessel speed falls below the speed we have guaranteed or if the amount of fuel consumed to power the vessel exceeds the guaranteed amount.
Furthermore, in depressed market conditions, our charterers may no longer need a vessel that is then under charter or may be able to obtain a comparable vessel at lower rates. As a result, charterers may seek to renegotiate the terms of their existing charter agreements or avoid their obligations under those contracts. If our charterers fail to meet their obligations to us or attempt to renegotiate our charter agreements, it may be difficult to secure substitute employment for such vessel, and any new charter arrangements we secure may be at lower rates.
If any of our charters are terminated, we may be unable to re-deploy the related vessel on terms as favorable to us as our current charters, or at all. If we are unable to re-deploy a vessel for which the charter has been terminated, we will not receive any revenues from that vessel, and we may be required to pay ongoing expenses necessary to maintain the vessel in proper operating condition.  Any of these factors may decrease our revenue and cash flows.  Further, the loss of any of our charterers, charters or vessels, or a decline in charter hire under any of our charters, could have a material adverse effect on our business, results of operations, financial condition and ability to make distributions to our unitholders.
Dry-dockings of our vessels require significant expenditures and result in loss of revenue as our vessels are off-hire during the dry-docking period. Any significant increase in either the number of off-hire days or in the costs of any repairs or investments carried out during the dry-docking period could have a material adverse effect on our profitability and our cash flows. Given the potential for unforeseen issues arising during dry-docking, we may not be able to predict accurately the time required to dry-dock any of our vessels. If one or more of our vessels is dry-docked longer than expected or if the cost of repairs is greater than we had budgeted, there may a material adverse effect on our results of operations and our cash flows, including any cash available for distribution to unitholders. We expect that the next scheduled dry-dockings for all our vessels will be longer and more costly than normal as a result of the need to install ballast water treatment systems ("BWTS") on each vessel in order to comply with regulatory requirements.
Due to the small size of our Fleet, any delay in the completion time of the dry-dockings or overrun of costs caused by additional days of work could have a material adverse effect on our business, results of operations and financial condition and could significantly reduce or eliminate our ability to pay any distributions on either or both of our common or preferred units.
None of our vessels are scheduled to be dry-docked in 2020.
We may be unable to comply with covenants in our debt agreements or any future financial obligations that impose operating and financial restrictions on us.
Certain of our existing and future debt agreements, which may be secured by mortgages on our vessels, impose and will impose certain operating and financial restrictions on us, including ensuring that the outstanding amount of the debt agreement does not exceed a certain percentage of the aggregate fair market value of the mortgaged vessel(s) under the applicable credit facility, restricting our operations or ability to incur additional debt, pay distributions consistent with our past practices or issue equity that would result in our Sponsor ceasing to directly own at least 30% of our total common partnership interest. The operating and financial restrictions and covenants in our $675 Million Credit Facility and any new or amended credit facility we enter into in the future, could adversely affect our ability to finance future operations or capital needs or to engage, expand or pursue our business activities.
For example, our $675 Million Credit Facility requires the consent of our lenders to, among other things:

•	incur or guarantee indebtedness outside of our ordinary course of business;
•	sell, lease, transfer or otherwise dispose of our assets;
•	redeem, repurchase or otherwise reduce any of our equity or share capital; and
•	declare or pay any dividend, charge, fee or distribution to our common unitholders (as described below).

Pursuant to the terms of the $675 million Credit Facility, it is considered a change of control, which could allow the lenders to declare the facility payable within ten days,  if, among other things, (i)  Dynagas Holdings Ltd. ceases to own 30% of our total common units outstanding, (ii) any person or persons acting in consent (other than certain permitted holders as defined therein) own a higher percentage of our total common units than in Dynagas LNG Partners LP ("Parent") than our Sponsor and/or have the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors or the board of managers of the Parent, (iii) Mr. George Prokopiou ceases to be our Chairman and/or member of our board, or (iv) Dynagas GP LLC ceases to be our general partner.
The $675 Million Credit Facility also requires us to comply with the International Safety Management Code and to maintain valid safety management certificates and documents of compliance at all times and also comply with the following financial covenants:

•	maintain cash and cash equivalents of not less than 8 per cent of our total liabilities; and
•	maintain a consolidated leverage ratio of total liabilities to the aggregate market value of our total assets of no more than 0.7:1.0.
Should our charter rates or vessel values materially decline in the future, we may seek to obtain waivers or amendments from our lenders with respect to such financial ratios and covenants, or we may be required to take action to reduce our debt or to act in a manner contrary to our business objectives to meet any such financial ratios and satisfy any such financial covenants. Events beyond our control, including changes in the economic and business conditions in the shipping markets in which we operate, interest rate developments, changes in the funding costs of our banks and changes in vessel earnings and asset valuations and outbreaks of epidemic and pandemic of diseases, such as the recent outbreak of COVID-19, may affect our ability to comply with these covenants. We cannot assure you that we will meet these ratios or satisfy these covenants or that our lenders will waive any failure to do so or amend these requirements.
The operating restrictions contained in our existing and future debt agreements may prohibit or otherwise limit our ability to, among other things:

•	obtain additional financing, if necessary, for working capital, capital expenditures, acquisitions or other purposes on favorable terms, or at all;
•	make distributions to unitholders;
•	incur additional indebtedness, create liens or issue guarantees;
•	charter our vessels or change the terms of our existing charter agreements;
•	sell, transfer or lease our assets or vessels or the shares of our vessel-owning subsidiaries;
•	make investments and capital expenditures;
•	reduce our partners' capital; and
•	undergo a change in ownership or Manager.
A breach of any of the covenants in, or our inability to maintain the required financial ratios under, our current or future debt agreements would prevent us from borrowing additional money under such debt agreements and could result in a default thereunder. Therefore, we may need to seek permission from our lenders in order to engage in some actions. Our lenders' interests may be different from ours and we may not be able to obtain our lenders' permission when needed. This may limit our ability to pay distributions on our Series A Preferred Units and Series B Preferred Units, finance our future operations or capital requirements, make acquisitions or pursue business opportunities.
In addition, our credit facilities may prohibit the payment of distributions to our Series A and Series B preferred unitholders upon the occurrence of events of default under our debt agreement, which may include, among other things, the following:

•	failure to pay any principal, interest, fees, expenses or other amounts when due;
•	failure to observe any other agreement, security instrument, obligation or covenant beyond specified cure periods in certain cases;
•	default under other indebtedness;
•	an event of insolvency or bankruptcy;
•	failure of any representation or warranty to be materially correct; and
•	a change of control whereby the Partnership or its affiliates no longer hold, indirectly or directly, 100% of the interests in Arctic LNG Carriers.

A violation of any of the provisions contained in our existing or future debt agreements may constitute an event of default under such debt agreement, which, unless cured or waived or modified by our lenders, provides our lenders with the right to, among other things, declare the outstanding debt, together with accrued interest and other fees, to be immediately due and payable, or to require us to post additional collateral, enhance our equity and liquidity, increase our interest payments, pay down our indebtedness to a level where we are in compliance with our loan covenants, sell vessels in our Fleet, reclassify our indebtedness as current liabilities and accelerate our indebtedness and foreclose their liens on our vessels and the other assets securing the credit facilities, which would impair our ability to continue to conduct our business.

We have been organized as a limited partnership under the laws of the Marshall Islands, which does not have a well-developed body of partnership law.

We are organized in the Republic of the Marshall Islands, which does not have a well-developed body of case law or bankruptcy law and, as a result, unitholders may have fewer rights and protections under Marshall Islands law than under a typical jurisdiction in the United States. Our partnership affairs are governed by our Partnership Agreement and by the Partnership Act. The provisions of the Partnership Act resemble the limited partnership laws of a number of states in the United States, most notably Delaware. The Partnership Act also provides that it is to be applied and construed to make it uniform with the Delaware Revised Uniform Partnership Act and, so long as it does not conflict with the Partnership Act or decisions of the Marshall Islands courts, interpreted according to the non-statutory law (or case law) of the State of Delaware. There have been, however, few, if any, court cases in the Marshall Islands interpreting the Partnership Act, in contrast to Delaware, which has a fairly well-developed body of case law interpreting its limited partnership statute. Accordingly, we cannot predict whether Marshall Islands courts would reach the same conclusions as the courts in Delaware. For example, the rights of our unitholders and the fiduciary responsibilities of our General Partner under Marshall Islands law are not as clearly established as under judicial precedent in existence in Delaware. As a result, unitholders may have more difficulty in protecting their interests in the face of actions by our General Partner and its officers and directors than would unitholders of a similarly organized limited partnership in the United States. Further, the Republic of the Marshall Islands does not have a well-developed body of bankruptcy law. As such, in the case of a bankruptcy of our Partnership, there may be a delay of bankruptcy proceedings and the ability of unitholders and creditors to receive recovery after a bankruptcy proceeding.

We are a “foreign private issuer” under New York Stock Exchange, or the NYSE, rules, and as such we are entitled to exemption from certain corporate governance standards of the NYSE applicable to domestic companies, and holders of our common units may not have the same protections afforded to unitholders of companies that are subject to all of the NYSE corporate governance requirements.

We are a “foreign private issuer” under the securities laws of the United States and the rules of the NYSE. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. domiciled registrants, as well as different financial reporting requirements. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. Under the NYSE rules, a “foreign private issuer” is subject to less stringent corporate governance requirements. Subject to certain exceptions, the rules of the NYSE permit a “foreign private issuer” to follow its home country practice in lieu of the listing requirements of the NYSE.
A majority of our directors qualify as independent under the NYSE director independence requirements. However, we cannot assure you that we will continue to maintain an independent board in the future. In addition, we may have one or more non-independent directors serving as committee members on our compensation committee. As a result, non-independent directors may among other things, participate in fixing the compensation of our management, making share and option awards and resolving governance issues regarding our Partnership.

Accordingly, in the future holders of our common units may not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements.
For a description of our corporate governance practices, please see “Item 6. Directors, Senior Management and Employees.”

Because we are organized under the laws of the Marshall Islands, it may be difficult to serve us with legal process or enforce judgments against us, our directors or our management.

We are organized under the laws of the Marshall Islands, and substantially all of our assets are located outside of the United States. In addition, our directors and officers generally are or will be non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult or impossible for holders of our common units to bring an action against us or against these individuals in the United States if they believe that their rights have been infringed under securities laws or otherwise. Even if holders of our common units are successful in bringing an action of this kind, the laws of the Marshall Islands and of other jurisdictions may prevent or restrict them from enforcing a judgment against our assets or the assets of our directors or officers.

Our Partnership Agreement designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for any claims, suits, actions or proceedings, unless otherwise provided for by Marshall Islands law, for certain litigation that may be initiated by our unitholders, which could limit our unitholders’ ability to obtain a favorable judicial forum for disputes with the Partnership.

Our Partnership Agreement provides that, unless otherwise provided for by Marshall Islands law, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any claims that:

•
arise out of or relate in any way to the Partnership Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the Partnership Agreement or the duties, obligations or liabilities among limited partners or of limited partners to us, or the rights or powers of, or restrictions on, the limited partners or us);

•	are brought in a derivative manner on our behalf;
•	assert a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our General Partner, or owed by our General Partner, to us or the limited partners;
•	assert a claim arising pursuant to any provision of the Partnership Act; or
•	assert a claim governed by the internal affairs doctrine,
regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims. Any person or entity purchasing or otherwise acquiring any interest in our common units shall be deemed to have notice of and to have consented to the provisions described above. This forum selection provision may limit our unitholders’ ability to obtain a judicial forum that they find favorable for disputes with us or our directors, officers or other employees or unitholders.
Provisions in our organizational documents may have anti-takeover effects.
Our Partnership Agreement contains provisions that could make it more difficult for a third-party to acquire us without the consent of our Board of Directors. These provisions require approval of our Board of Directors and prior consent of our General Partner.

These provisions could also make it difficult for our unitholders to replace or remove our current Board of Directors or could have the effect of discouraging, delaying or preventing an offer by a third-party to acquire us, even if the third-party’s offer may be considered beneficial by many unitholders. As a result, unitholders may be limited in their ability to obtain a premium for their common units.

Risks Relating to our Common Units

The price of our common units may be volatile.

The price of our common units may be volatile and may fluctuate due to factors including:

•	our payment of cash distributions to our unitholders;
•	actual or anticipated fluctuations in quarterly and annual results;
•	fluctuations in the seaborne transportation industry, including fluctuations in the LNG carrier market;
•	mergers and strategic alliances in the shipping industry;
•	changes in governmental regulations or maritime self-regulatory organization standards;
•	shortfalls in our operating results from levels forecasted by securities analysts; announcements concerning us or our competitors;
•	the failure of securities analysts to publish research about us, or analysts making changes in their financial estimates;
•	general economic conditions;
•	terrorist acts;
•	business interruptions caused by the recent outbreak of COVID-19;
•	future sales of our units or other securities;
•	investors’ perception of us and the LNG shipping industry;
•	the general state of the securities market; and
•	other developments affecting us, our industry or our competitors.
Securities markets worldwide are experiencing significant price and volume fluctuations. The market price for our common units may also be volatile. This market volatility, as well as general economic, market or political conditions, could reduce the market price of our common units in spite of our operating performance.

Increases in interest rates may cause the market price of our common units to decline.

An increase in interest rates may cause a corresponding decline in demand for equity investments in general. Any such increase in interest rates or reduction in demand for our common units resulting from other relatively more attractive investment opportunities may cause the trading price of our common units to decline.

Unitholders may have liability to repay distributions.

Under some circumstances, unitholders may have to repay amounts wrongfully returned or distributed to them. Under the Partnership Act, we may not make a distribution to our unitholders if the distribution would cause our liabilities to exceed the fair value of our assets. Marshall Islands law provides that for a period of three years from the date of the impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Marshall Islands law will be liable to the limited partnership for the distribution amount. Assignees who become substituted limited partners are liable for the obligations of the assignor to make contributions to the Partnership that are known to the assignee at the time it became a limited partner and for unknown obligations if the liabilities could be determined from the Partnership Agreement. Liabilities to partners on account of their partnership interest and liabilities that are non-recourse to the partnership are not counted for purposes of determining whether a distribution is permitted.

We may issue additional equity securities, including securities senior to the common units, without the approval of our common unitholders, which would dilute the ownership interests of the common unitholders.

We may, without the approval of our common unitholders, issue an unlimited number of additional units or other equity securities, subject to the restriction in our $675 Million Credit Facility that the Sponsor must own at least 30% of our total common units outstanding. In addition, we may issue an unlimited number of units that are senior to the common units in right of distribution, liquidation and voting. These sales could also impair our ability to raise additional capital through the sale of our equity securities in the future. The issuance by us of additional common units or other equity securities of equal or senior rank may have the following effects:
•	our existing unitholders’ proportionate ownership interest in us will decrease;
•	the amount of cash available for distribution per unit may decrease;
•	the relative voting strength of each previously outstanding unit may be diminished; and
•	the market price of our common units may decline.

USE OF PROCEEDS
We intend to use the net proceeds from the sales of the Common Units, if any, after deducting the Agent’s commission and our offering expenses, for general Partnership purposes, which may include, among other things, the repayment of indebtedness, the repurchase of our preferred units or the funding of acquisitions or other capital expenditures.

CAPITALIZATION
The following table sets forth our consolidated capitalization as of March 31, 2020:
•	On an actual basis;
•	On an as adjusted basis to give effect to
o	the quarterly cash distribution of $0.5625 on each Series A Preferred Unit for the period from February 12, 2020 to May 11, 2020, $1.7 million of which was paid on May 12, 2020;
o	the quarterly cash distribution of $0.546875 on each Series B Preferred Unit for the period from February 22, 2020 to May 21, 2020, $1.2 million of which was paid on May 22, 2020 and

o	the scheduled quarterly repayment of $12.0 million on our debt obligations, which was paid on June 29, 2020.
•
On an as further adjusted basis, to give effect to the issuance and sale of 7,731,958  Common Units at an assumed price of $3.88 per unit, representing the maximum amount of Common Units offered and sold under this prospectus supplement and the accompanying base prospectus, resulting in net proceeds of approximately $28.9 million (after deducting agent’s commissions and estimated offering expenses).

There have been no significant adjustments to our capitalization since March 31, 2020, as so adjusted. You should read the information below together with the section of this prospectus supplement entitled “Use of Proceeds,” as well as the consolidated financial statements and related notes for the year ended December 31, 2019, included in our Annual Report, and our report on Form 6-K which includes our Results of Operations for the three months ended March 31, 2020, furnished to the Commission on June 5, 2020, each of which is incorporated by reference herein.
	As of March 31, 2020(1)

	Actual	As adjusted	As further adjusted
	(in thousands of U.S. dollars)
Debt:
Secured debt—$675 Million Credit Facility	$651,000	$639,000	$639,000
Unsecured debt —$30 Million Revolving Credit Facility(2)	-	-	-

Total debt obligations (including current portion):	$651,000	$639,000	$639,000

Partners’ Equity:
Common unitholders: 35,490,000 units issued and outstanding on an actual and as adjusted basis, and 43,221,958 as further adjusted basis	$191,094	$191,094	$219,994
General Partner: 35,526 units issued and outstanding on an actual, as adjusted and as further adjusted basis	(24)	(24)	(24)
Series A Preferred unitholders: 3,000,000 units issued and outstanding on an actual, as adjusted and as further adjusted basis	73,216	71,529	71,529
Series B Preferred unitholders: 2,200,000 units issued and outstanding on an actual, as adjusted and as further adjusted basis	53,498	52,295	52,295
Total Partners’ Equity:	$317,784	$314,894	$343,794

Total capitalization	$968,784	$953,894	$982,794

(1)	The capitalization table does not take into account any potential Common Units that may be issued to our General Partner pursuant to its limited preemptive right.

(2)	As of the date of this prospectus supplement, we had maximum borrowing availability under the $30 million revolving credit facility with our Sponsor.

DESCRIPTION OF COMMON UNITS
The following description of our Common Units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Fourth Amended and Restated Agreement of Limited Partnership, or the Partnership Agreement, which is incorporated by reference into this prospectus supplement or the accompanying base prospectus, and sets forth the terms of the Common Units. A copy of the Partnership Agreement may be obtained from us as described under “Where You Can Find Additional Information.”

General

Under our Partnership Agreement, the authorized number of our Series A Preferred Units and Series B Preferred Units is unlimited. We may, without the approval of our common unitholders, issue an unlimited number of additional units or other equity securities, subject to the restriction in our $675 Million Credit Facility that the Sponsor must own at least 30% of our total Common Units outstanding. In addition, we may issue an unlimited number of units that are senior to the Common Units in right of distribution, liquidation and voting. As of the date of this prospectus supplement, we had 35,490,000 Common Units issued and outstanding.

Voting Rights

Each outstanding Common Unit is entitled to one vote on matters subject to a vote of common unitholders. However, to preserve our ability to be exempt from U.S. federal income tax under Section 883 of the Code, if at any time, any person or group owns beneficially more than 4.9% of any class of units then outstanding, any such units owned by that person or group in excess of 4.9% may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes (except for purposes of nominating a person for election to our board of directors), determining the presence of a quorum or for other similar purposes under our Partnership Agreement, unless otherwise required by law. The voting rights of any such unitholders in excess of 4.9% will effectively be redistributed pro rata among the other common unitholders holding less than 4.9% of the voting power of all classes of units entitled to vote. Our General Partner, its affiliates and persons who acquired common units with the prior approval of our board of directors will not be subject to this 4.9% limitation except with respect to voting their common units in the election of the elected directors.
Common unitholders will have no right to elect our General Partner on an annual or other continuing basis. Our General Partner may not be removed except by a vote of the holders of at least 66 2/3% of the outstanding common and subordinated units, including any common and subordinated units owned by our General Partner and its affiliates, voting together as a single class. Our board consists of five members, two of whom are appointed by our General Partner in its sole discretion and three of whom are elected by our common unitholders. Directors elected by our common unitholders are divided into three classes serving staggered three-year terms. At the Partnership’s 2014 Annual General Meeting of Limited Partners, the Class I Elected Director was elected to serve for a one year term expiring on the date of the succeeding annual meeting, the Class II Elected Director was elected to serve for a two-year term expiring on the second succeeding annual meeting and (c) the Class III Elected Director was elected to serve for a three-year term expiring on the third succeeding annual meeting.  At each annual meeting of limited partners, directors will be elected to succeed the class of directors whose terms have expired by a plurality of the votes of the common unitholders. Directors elected by our common unitholders will be nominated by the Board of Directors or by any limited partner or group of limited partners that beneficially owns at least 15% of the outstanding common units.
The Partnership held its 2019 Annual General Meeting of Limited Partners on November 26, 2019, at which (i) Mr. Alexios Rodopoulos was re-elected to serve as a Class II Director for a three-year term until the 2022 Annual Meeting of Limited Partners, and (ii) Ernst & Young (Hellas) Certified Auditors Accountants S.A. were re-appointed to serve as the Partnership’s independent auditors for the fiscal year ending December 31, 2019.

Dividend Rights

Common unitholders are entitled under our Partnership Agreement to receive a minimum quarterly distribution of $0.365 per unit, after distributions are made on the Series A Preferred Units and the Series B Preferred Units but, to the extent we have sufficient cash on hand to pay the distribution, after establishment of cash reserves and payment of fees and expenses and if permitted under our existing and future debt agreements. Under the terms of the $675 Million Credit Facility, the Partnership is restricted from paying distributions to its common unitholders while borrowings are outstanding. As such, since entry into the $675 Million Credit Facility, we have discontinued minimum quarterly distributions to our common unitholders. There is no guarantee that we will pay the minimum quarterly distribution to common unitholders, the general partner or to holders of the incentive distribution rights in the future.

Limited Call Right

If at any time our General Partner and its affiliates own more than 80% of the outstanding Common Units, our General Partner has the right, but not the obligation, to purchase all, but not less than all, of the remaining Common Units at a price equal to the greater of (x) the average of the daily closing prices of the Common Units over the 20 trading days preceding the date three days before the notice of exercise of the call right is first mailed and (y) the highest price paid by our General Partner or any of its affiliates for Common Units during the 90-day period preceding the date such notice is first mailed. Our Sponsor is not obligated to obtain a fairness opinion regarding the value of the Common Units to be repurchased by it upon the exercise of this limited call right.

Limitations on Ownership

We are not aware of any limitations on the right of non-resident or foreign owners to hold or vote our securities imposed by the laws of the Republic of The Marshall Islands or our Partnership Agreement.

Anti-takeover Effect of Certain Provisions of our Partnership Agreement

Our Partnership Agreement contains provisions that could make it more difficult for a third-party to acquire us without the consent of our Board of Directors. These provisions require approval of our Board of Directors and prior consent of our General Partner. These provisions could also make it difficult for our unitholders to replace or remove our current Board of Directors or could have the effect of discouraging, delaying or preventing an offer by a third-party to acquire us, even if the third-party’s offer may be considered beneficial by many unitholders. As a result, unitholders may be limited in their ability to obtain a premium for their common units.

TAXATION
For a discussion of the material United States federal income tax and non-United States tax considerations applicable to us and to holders of the Common Units who or that acquired such units pursuant this prospectus supplement and the accompanying base prospectus, please see “Item 10. Additional Information—E. Taxation” of our Annual Report, which is incorporated by reference.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement, dated July 2, 2020, with the Agent in which we may, at any time and from time to time, offer and sell up to $30.0 million of shares of our Common Units, through the Agent, as our agent for the offer and sale of the units. Any such sales may be made by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act.
Upon acceptance of written instructions from us, the Agent will use its commercially reasonable efforts consistent with their normal trading and sales practices to sell Common Units under the terms and subject to the conditions set forth in the Sales Agreement. We will instruct the Agent as to the number of Common Units to be sold. We may instruct the Agent not to sell Common Units if the sale cannot be effected at or above the price designated by us in any instruction. We may suspend the offering of our Common Units upon proper notice and subject to other conditions.
The Agent has agreed to provide written confirmation of any sales to us no later than the opening of the trading day on the NYSE immediately following the trading day on which shares of our Common Units were sold under the Sales Agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by us to the Agents in connection with the sales.
We will pay the Agent commissions for their services in acting as agents in the sale of our Common Units offered hereby. Under the Sales Agreement, the Agent will be entitled to compensation equal to up to 3% of the gross proceeds from each sale of units sold through them as our agent. If we sell Common Units to the Agent, acting as principal, we will enter into a separate agreement setting forth the terms of such transaction and, to the extent required by applicable law, we will describe such agreement in a separate prospectus supplement or pricing supplement. We have also agreed to reimburse the Agent for fees and disbursements  of counsel to the Agent in an amount up to $35,000.  In accordance with FINRA Rule 5110 these reimbursed fees and expenses are deemed underwriting compensation in connection with this offering. We estimate that the total expenses for the offering will be approximately $186,000.
Settlement of sales of our Common Units will occur on the second trading day following the date on which such sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our Common Units, if any, as contemplated by this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon.
In connection with this offering, the Agent will, with respect to sales effected in an “at the market offering,” be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Agent may be required to make because of those liabilities.
The offering of our Common Units pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all our Common Units subject to the Sales Agreement, or (2) termination of the Sales Agreement in accordance with its terms.
The Agent or their affiliates have in the past and may continue to provide investment banking and advisory services for us and/or our affiliates in the ordinary course of their business for which they have received and may continue to receive customary fees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common units as of the date of this prospectus supplement by each person that we know to beneficially own more than 5% of our outstanding common units. The number of units beneficially owned by each person is determined under the Commission’s rules and the information is not necessarily indicative of beneficial ownership for any other purpose:
Name of Beneficial Owner	Number	Percent(1)
Dynagas Holding Ltd.(2)	15,595,000	43.9%
Cobas Asset Management SGIIC SA(3)	3,690,128	10.4%
All executives, officers and directors as a group(3)(4)	*	*
___________________
(1)	Based on 35,490,000 common units outstanding as of the date of this prospectus supplement.
(2)
Dynagas Holding Ltd. is beneficially owned by the Prokopiou Family, including the chairman of our Board of Directors, Georgios Prokopiou and his daughters Elisavet Prokopiou, Johanna Procopiou, Marina Kalliope Prokopiou, and Maria Eleni Prokopiou, which collectively have a business address at 23, Rue Basse, 98000 Monaco.

(3)	This information is derived from Schedule 13G/A filed with SEC on February 20, 2020.
(4)
Neither any member of our Board of Directors or executive officer individually, nor all of them taken as a group, hold more than 1% of our outstanding common units apart from Mr. Georgios Prokopiou, whose ownership interests are separately presented in the above table.

As of the date of this prospectus supplement, we had one unitholder of record located in the United States, namely CEDE & CO., a nominee of the Depository Trust Company.

LEGAL MATTERS
Certain legal matters with respect to United States Federal and Marshall Islands law in connection with this offering will be passed upon for us by Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004. Certain legal matters with respect to this offering will be passed upon for the Agent by Duane Morris LLP, 1540 Broadway, New York, New York 10036.
EXPERTS
The consolidated financial statements of Dynagas LNG Partners LP, appearing in Dynagas LNG Partners LP's Annual Report (Form 20-F) for the year ended December 31, 2019,  have been audited by Ernst Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants, or SOEL, Greece with registration number 107.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement and the accompanying base prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. The Commission maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website at http://www.dynagaspartners.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any applicable prospectus are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Statements in this prospectus or any applicable prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents that are filed as exhibits to this registration statement for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the Commission’s website.
Information Incorporated by Reference
We disclose important information to you by referring you to documents that we have previously filed with the Commission. The information incorporated by reference is considered to be part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference. In the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We hereby incorporate by reference our Annual Report containing our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed, our Report on Form 6-K, filed with the Commission on April 22, 2020, announcing a declared cash distribution of $0.5625 per unit on our Series A Preferred Units, our Report on Form 6-K, filed with the Commission on April 28, 2020, announcing a declared cash distribution of $0.546875 per unit on our Series B Preferred Units, and our Report on Form 6-K, filed with the Commission on June 5, 2020, containing results of operations and our interim unaudited consolidated financial statements for the three months ended March 31, 2020.

In addition, we may incorporate by reference into this prospectus supplement our reports on Form 6-K filed after the date of this prospectus supplement (and before the time that all of the securities offered by this prospectus supplement have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
Dynagas LNG Partners LP
Poseidonos Avenue and Foivis 2 Street
16674 Glyfada, Athens, Greece
+30 210 891 7960 (telephone number)

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the main costs and expenses, other than the Agent’s commissions, which we will be required to pay in connection with this offering.*

U.S. Securities and Exchange Commission registration fee attributable to this offering	$3,894
Legal fees and expenses	135,000
Accounting fees and expenses	41,230
Miscellaneous	5,876
Total	$186,000
*	All amounts are estimated, except the U.S. Securities and Exchange Commission registration fee. We allocate the cost of this fee on an approximately pro-rata basis with each offering.

Dynagas LNG Partners LP

Up to $30.0 Million Maximum Aggregate Offering of

Common Units Representing Limited Partnership Interests

PROSPECTUS SUPPLEMENT

July 2, 2020

PROSPECTUS
$750,000,000
Common Units Representing Limited Partner Interests
Other Classes of Units Representing Limited Partner Interests
Warrants, Debt Securities and Guarantees
and
15,595,000 Common Units Representing Limited Partner Interests Offered by the Selling Unitholder
Dynagas LNG Partners LP
We may from time to time, in one or more offerings, offer and sell common units representing limited partnership interests and other units representing limited partner interests in Dynagas LNG Partners LP, as well as warrants and debt securities, including guarantees, described in this prospectus. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $750,000,000.
We may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update or change information contained in this prospectus. We may sell the securities offered by this prospectus directly or through underwriters, agents or dealers, the names of which and the specific terms of a plan of distribution will be stated in the applicable prospectus supplement.
In addition, Dynagas Holding Ltd., or the Selling Unitholder, named in this prospectus, may sell in one or more offerings pursuant to this registration statement up to 15,595,000 of our common shares. The Selling Unitholder may sell any or all of these common units on any stock exchange, market or trading facility on which the common units are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on Dynagas Holding Ltd., as Selling Unitholder, and the times and manners in which it may offer and sell our common units is described under the sections entitled “Selling Unitholder” and “Plan of Distribution” in this prospectus.
The Selling Unitholder, a company affiliated with us, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and, as a result, may be deemed to be offering securities, indirectly, on our behalf. We will not receive any of the proceeds from the sale of our common units by the Selling Unitholder
Our common units are traded on the New York Stock Exchange, or the NYSE, under the symbol “DLNG”. Our 6.25% Senior Notes due 2019 are traded on the NYSE under the ticker symbol “DLNG 19”. Our Series A Cumulative Redeemable Preferred Units trade on the NYSE under the ticker symbol “DLNG PR A”. We will provide information in the related prospectus supplement for the trading market, if any, for any securities that may be offered.
Investing in our securities involves risks. You should carefully consider the risk factors described under “Risk Factors” on page12 of this prospectus before you make an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 12, 2018.

TABLE OF ADDITIONAL REGISTRANTS
Name	Organization	Ownership percentage
Dynagas Operating LP	Marshall Islands	100%
Dynagas Operating GP LLC	Marshall Islands	100%
Dynagas Equity Holding Limited	Liberia	100%
Pegasus Shipholding S.A.	Marshall Islands	100%
Seacrown Maritime Ltd.	Marshall Islands	100%
Lance Shipping S.A.	Marshall Islands	100%
Fareastern Shipping Limited	Malta	100%
Dynagas Finance Inc.	Marshall Islands	100%
Navajo Marine Limited	Marshall Islands	100%
Solana Holding Ltd.	Marshall Islands	100%
Arctic LNG Carriers Ltd.	Marshall Islands	100%
Dynagas Finance LLC	Delaware	100%

In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus. We have not authorized anyone else to give you different information. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission, or the SEC, incorporated by reference in this prospectus.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may over time, in one or more offerings, offer and sell up to $750,000,000 in total aggregate offering price of any combination of the securities described in this prospectus.
This prospectus provides you with a general description of Dynagas LNG Partners LP and the securities that are registered hereunder that may be offered by us or the Selling Unitholder. Each time we sell any securities offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement you should rely on the information in the prospectus supplement.
The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus, including the “Risk Factors,” any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” in both this prospectus and any prospectus supplement), and any additional information you may need to make your investment decision.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 regarding the securities covered by this prospectus. This prospectus is a part of the registration statement, which includes additional information. For further information regarding us and the securities offered in this prospectus, you may wish to review the full registration statement, including its exhibits. The registration statement, including the exhibits, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at that address, at prescribed rates, or from the SEC’s web site on the Internet at www.sec.gov free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. You can also obtain information about us on our website at http://www.dynagaspartners.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.
We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (or the Exchange Act), and, in accordance therewith, we are required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. Our website on the Internet is located at www.dynagaspartners.com, and we will make our annual reports on Form 20-F and our periodic reports submitted to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports are electronically submitted to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.
The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.
We incorporate by reference into this prospectus the documents listed below:
•
our annual report on Form 20-F for the fiscal year ended December 31, 2016, filed with the SEC on March 20, 2017, or our 2016 Annual Report;

•
all subsequent annual reports on Form 20-F filed prior to the termination of this offering;

•
all subsequent current reports on Form 6-K furnished prior to the termination of this offering that we identify in such current reports as being incorporated by reference into the registration statement of which this prospectus is a part;

•
our report on Form 6-K, filed with the SEC on December 7, 2017, which contains Management’s Discussion and Analysis of Financial Condition and Results of Operations and the unaudited interim condensed consolidated financial statements of the Partnership as of and for the nine months ended September 30, 2017 and 2016;

•
our report on Form 6-K, filed with the SEC on September 27, 2017, which contains Management’s Discussion and Analysis of Financial Condition and Results of Operations and the unaudited interim condensed consolidated financial statements of the Partnership as of and for the six months ended June 30, 2017 and 2016; and

•
the description of our common units contained in our Registration Statement on Form 8-A filed on December 23, 2014, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.
You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its public reference facilities or its website at the addresses provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our Internet website at http://www.dynagaspartners.com, or by writing or calling us at the following address:
Dynagas LNG Partners LP
Attention: Investor Relations
23, Rue Basse
98000 Monaco
You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the Selling Unitholder have authorized anyone else to provide you with any information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than its respective date.

FORWARD-LOOKING STATEMENTS
Statements included in this prospectus which are not historical facts (including statements concerning plans and objectives of management for future operations or economic performance, or assumptions related thereto) are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are also forward-looking statements. Our disclosure and analysis in this prospectus pertaining to our operations, cash flows and financial position, including, in particular, the likelihood of our success in developing and expanding our business, include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “may,” “should” and similar expressions are forward-looking statements.
Forward-looking statements appear in a number of places and include statements with respect to, among other things:
•
LNG market trends, including charter rates, factors affecting supply and demand, and opportunities for the profitable operations of LNG carriers;

•
our anticipated growth strategies;

•
the effect of a worldwide economic slowdown;

•
potential turmoil in the global financial markets;

•
fluctuations in currencies and interest rates;

•
general market conditions, including fluctuations in charter hire rates and vessel values;

•
changes in our operating expenses, including drydocking and insurance costs and bunker prices;

•
forecasts of our ability to make cash distributions on our units or any increases in our cash distributions;

•
our future financial condition or results of operations and our future revenues and expenses;

•
the repayment of debt and settling of interest rate swaps (if any);

•
our ability to make additional borrowings and to access debt and equity markets;

•
planned capital expenditures and availability of capital resources to fund capital expenditures;

•
our ability to maintain long-term relationships with major LNG traders;

•
our ability to leverage our Sponsor’s relationships and reputation in the shipping industry;

•
our ability to realize the expected benefits from our vessel acquisitions;

•
our ability to purchase vessels from our Sponsor in the future, including the Optional Vessels;

•
our continued ability to enter into long-term time charters;

•
our ability to maximize the use of our vessels, including the re-deployment or disposition of vessels no longer under long-term time charters;

•
future purchase prices of newbuildings and secondhand vessels and timely deliveries of such vessels;

•
our ability to compete successfully for future chartering and newbuilding opportunities (if any);

•
acceptance of a vessel by its charterer;

•
termination dates and extensions of charters;

•
the expected cost of, and our ability to comply with, governmental regulations, maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business;

•
availability of skilled labor, vessel crews and management;

•
our anticipated incremental general and administrative expenses as a publicly traded limited partnership and our fees and expenses payable under the fleet management agreements and the administrative services agreement with our Manager;

•
the anticipated taxation of our partnership and distributions to our unitholders;

•
estimated future maintenance and replacement capital expenditures;

•
our ability to retain key employees;

•
customers’ increasing emphasis on environmental and safety concerns;

•
potential liability from any pending or future litigation;

•
potential disruption of shipping routes due to accidents, political events, piracy or acts by terrorists;

•
future sales of our common units in the public market;

•
our business strategy and other plans and objectives for future operations; and

•
other factors detailed in this prospectus and from time to time in our periodic reports.

These and other forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed in “Risk Factors” and those risks discussed in other reports we file with or furnish to the SEC and that are incorporated in this prospectus by reference. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control.
Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events affecting us and, therefore, involve a number of risks and uncertainties, including those risks discussed in “Risk Factors.” We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.
We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

ABOUT DYNAGAS LNG PARTNERS LP
Unless the context otherwise requires, references in this prospectus to “Dynagas LNG Partners,” the “Partnership,” “we,” “our” and “us” or similar terms refer to Dynagas LNG Partners LP and its wholly-owned subsidiaries, including Dynagas Operating LP. Dynagas Operating LP owns, directly or indirectly, a 100% interest in the entities that own the LNG carriers in our fleet, or our “Fleet”. References in this prospectus to “our General Partner” refer to Dynagas GP LLC, the general partner of Dynagas LNG Partners LP. References in this prospectus to our “Sponsor” are to Dynagas Holding Ltd. and its subsidiaries other than us or our subsidiaries and references to our “Manager” refer to Dynagas Ltd., which is wholly owned by the chairman of our Board of Directors, Mr. Georgios Prokopiou. References in this prospectus to the “Prokopiou Family” are to our Chairman, Mr. Georgios Prokopiou, and certain members of his family.
All references in this prospectus to us for periods prior to our initial public offering, or IPO, on November 18, 2013 refer to our predecessor companies and their subsidiaries, which are former subsidiaries of our Sponsor that have interests in the three vessels of which our Fleet was initially comprised.
All references in this prospectus to “Gazprom”, “Statoil”, “Yamal” and “PetroChina” refer to Gazprom Marketing and Trading Singapore Pte Ltd, Statoil ASA, Yamal Trade Pte. Ltd. and PetroChina International (Singapore) Pte. Ltd., respectively, and certain of their respective subsidiaries or affiliates, who are our current or prospective charterers. Unless otherwise indicated, all references to “U.S. dollars,” “dollars” and “$” in this prospectus are to the lawful currency of the United States. We use the term “LNG” to refer to liquefied natural gas, and we use the term “cbm” to refer to cubic meters in describing the carrying capacity of our vessels.
Overview
We are a master limited partnership focused on owning and operating a fleet of six liquefied natural gas (LNG) carriers, five of which are ice-class designated LNG carriers. Five of the six vessels in our Fleet are currently employed on multi-year time charters, which we define as charters with initial terms of two years or more, with major international energy companies such as Gazprom, Statoil and Yamal, providing us with the benefits of contracted cash flows and minimal exposure to market or seasonal driven decreases in utilization rates. We currently employ our one remaining LNG carrier on consecutive short-term charters prior to its delivery to Gazprom in July 2018, when it will commence employment under a charter with term of approximately eight years.
We intend to leverage the reputation, expertise and relationships with our charterers, our Sponsor and our Manager in pursuing further business and growth opportunities, maintaining cost-efficient operations and providing reliable seaborne transportation services to our current and prospective charterers. In addition, as opportunities arise, we may acquire additional vessels from our Sponsor and from third-parties and/or engage in investment opportunities incidental to the LNG industry. In connection with such plans for growth, we may enter into additional financing arrangements, refinance existing arrangements or arrangements that our Sponsor, its affiliates, or such third party sellers may have in place for vessels that we may acquire, and, subject to favorable market conditions, we may raise capital in the public or private markets, including through debt or equity offerings of our securities. There is no guarantee that we will grow or maintain the size of our Fleet or the per unit distributions that we intend to pay or that we will be able to execute our plans for growth.
As of December 20, 2017, we have outstanding 35,490,000 common units, 35,526 general partner units and 3,000,000 9.00% Series A Cumulative Redeemable Preferred Units, or the Series A Preferred Units. Our Sponsor currently beneficially owns approximately 44.0% of the equity interests (excluding the Series A Preferred Units) in the Partnership and 100% of our General Partner, which owns a 0.1% General Partner interest in the Partnership and 100% of our incentive distribution rights. Our Sponsor does not own any Series A Preferred Units. Our common units and the Series A Preferred Units trade on the New York Stock Exchange, or NYSE, under the symbols “DLNG” and “DLNG PR A”, respectively. In addition, in September 2014, we completed our underwritten public offering of  $250.0 million aggregate principal amount 6.25% Senior Notes due 2019, or our 2019 Notes. The 2019 Notes trade on the NYSE under the ticker symbol “DLNG 19”.

On January 23, 2017, upon our payment to unitholders of the quarterly distribution in respect of the fourth quarter of 2016, the conditions set forth in the Partnership Agreement for the conversion of our then outstanding subordinated units were satisfied and the subordination period expired. At the expiration of the subordination period, the 14,985,000 subordinated units owned by the Sponsor converted into common units on a one-for-one basis. There are currently no subordinated units outstanding.
Our Fleet
We currently own and operate a fleet of six LNG carriers, consisting of the three LNG carriers in our initial fleet, the Clean Energy, the Ob River and the Amur River (formerly named the Clean Force), and three 2013-built Ice Class LNG carriers that we subsequently acquired from our Sponsor, the Arctic Aurora, the Yenisei River and the Lena River, which six vessels we refer to collectively as our “Fleet.” The vessels in our Fleet have an average age of 7.4 years and are employed under charters with an average remaining charter term of 10.6 years as of December 20, 2017, including the charter agreements into which we have already entered but whose terms have not yet commenced. The Yamal charter agreements for the Yenisei River and the Lena River are subject to important conditions, which, unless satisfied, may result in the cancellation of the charter agreement at the charterer’s option, in which case we would not realize any revenues under such charter agreements.
Our Fleet is managed by our Manager, Dynagas Ltd., a company controlled by Mr. Georgios Prokopiou.
All of the vessels in our Fleet other than the Clean Energy have been assigned with Lloyds Register Ice Class notation 1A FS, equivalent to ARC4 of the Russian Maritime Register of Shipping Rules, designation for hull and machinery and are fully winterized, which means that they are designed to call at ice-bound and harsh environment terminals and to withstand temperatures up to minus 30 degrees Celsius. According to Drewry Consultants Ltd., or Drewry, only eleven LNG carriers, representing 2.5% of the LNG vessels in the global LNG fleet, have an Ice Class designation or equivalent rating. Moreover, in 2012, we were the first company in the world to operate LNG carriers on the Northern Sea Route and continue to be one of only two LNG vessel operators to do so. The Northern Sea Route is a shipping lane from the Atlantic Ocean to the Pacific Ocean entirely in Arctic waters. In addition, we believe that each of the vessels in our Fleet is optimally sized with a carrying capacity of between approximately 150,000 and 155,000 cbm, which allows us to maximize operational flexibility as such medium-to-large size LNG vessels are compatible with most existing LNG terminals around the world. We believe that these specifications enhance our trading capabilities and future employment opportunities because they provide greater diversity in the trading routes available to our charterers.
The following table sets forth additional information about our Fleet as of December 20, 2017:
Vessel Name	Year Built	Capacity (cbm)	Ice Class	Propulsion	Charterer	Earliest Charter Expiration Date	Latest Charter Expiration Including Non-Exercised Options
Clean Energy	2007	149,700	No	Steam	PetroChina	May 2018	June 2018
					Gazprom	March 2026	April 2026(1)
Ob River	2007	149,700	Yes	Steam	Gazprom	April 2018	May 2018
					Gazprom	March 2028	May 2028(2)
Amur River	2008	149,700	Yes	Steam	Gazprom	June 2028	August 2028
Arctic Aurora	2013	155,000	Yes	Tri-fuel diesel engine (TFDE)	Statoil	July 2021	September 2023(3)
Yenisei River	2013	155,000	Yes	Tri-fuel diesel engine (TFDE)	Gazprom	July 2018	August 2018
					Yamal	2033/2034	2049(4)
Lena River	2013	155,000	Yes	Tri-fuel diesel engine (TFDE)	Gazprom	September 2018	October 2018
					Yamal	2034/2035	2049/2050(4)

(1)
In October 2016, we entered into a time charter contract with Gazprom for the employment of the Clean Energy for a firm period of seven years and nine months. The charter is expected to commence in July 2018.

(2)
Upon its current contract expiration with Gazprom, the Ob River is expected to commence employment under a new multi-year time charter contract with the same charterer for a firm period of ten years.

(3)
In December 2017, we entered into a time charter contract with Statoil for the employment of the Arctic Aurora. This charter will be in direct continuation of the vessel’s current charter with Statoil (interrupted only by the vessel’s mandatory statutory class five-year special survey and dry-docking) and will have a firm period of three years +/- 30 days. Statoil will have the option to extend the charter term by two consecutive 12-month periods at escalated rates.

(4)
The Yenisei River and the Lena River are each contracted to commence employment within one-year delivery windows starting January 1, 2019 and June 30, 2019, respectively, under multi-year time charter contracts with Yamal in the Yamal LNG Project, each with an initial term of 15 years, which may each be extended by three consecutive periods of five years. Each of these time charter contracts is subject to important conditions, which, if not satisfied, or waived by the charterer, may result in their cancellation, early termination or amendment, before or after their charter term commences, in which case, we may not receive the contracted revenues thereunder.

The Optional Vessels
In connection with the closing of our IPO, we entered into an Omnibus Agreement with our Sponsor and our General Partner that initially provided us with the right to purchase up to seven LNG carrier vessels from our Sponsor within a specified period of time following their delivery to our Sponsor and at a purchase price to be determined pursuant to the terms and conditions of that agreement, which we refer to as the Initial Optional Vessels.
In addition, following an amendment to the Omnibus Agreement in April 2016, we also have the right to acquire from our Sponsor its interest, which is currently 49%, in each of the five entities that each owns a 172,000 cubic meter ARC7 LNG carrier, which we refer to as the Additional Optional Vessels, subject to the terms and conditions of the Omnibus Agreement, as amended. The Additional Optional Vessels are scheduled to be delivered in the fourth quarter of 2017 and the first quarter of 2019. We refer to the Initial Optional Vessels and the Additional Optional Vessels, together, as the Optional Vessels.
Initial Optional Vessels
As of the date of this prospectus, we have purchased from our Sponsor and have taken delivery of three of the Initial Optional Vessels: the Arctic Aurora in June 2014, the Yenisei River in September 2014, and the Lena River in December 2015. Our Sponsor owns, directly or indirectly, 100% of the equity interests of the entities that own the four remaining Initial Optional Vessels. One of the four remaining Initial Optional Vessels, the Clean Ocean, is operating under a multi-year time charter with Cheniere, after which time, it is scheduled to commence employment under a long-term time charter for the Yamal LNG Project. The other three remaining Initial Optional Vessels, the Clean Planet, the Clean Horizon and the Clean Vision, currently operate in an LNG carrier pool, the Cool Pool, that was established on October 1, 2015, by our Manager, Golar LNG Limited and Gaslog Carriers Ltd., with a view to optimizing the operation of the pool vessels through improved scheduling, efficiencies and common marketing of the pooled vessels. Vessels operating in the Cool Pool are employed in the LNG spot market on charters of twelve months or less. Together with our Sponsor’s three vessels, the Cool Pool currently consists of 19 LNG carriers. In 2019, the Clean Planet, the Clean Horizon and the Clean Vision are scheduled to commence employment under long-term charters with Yamal.
Additional Optional Vessels
In August 2015, our Sponsor and two unrelated third-parties, Sinotrans and China LNG Shipping, entered into a joint venture, pursuant to which they agreed to share in the ownership and operation of the Additional Optional Vessels. Our Sponsor currently owns a 49% ownership interest in each of the five entities that each owns an Additional Optional Vessel, and Sinotrans and China LNG Shipping equally split the remaining 51% ownership interest of each such entity. Three of the Additional Optional Vessels are currently under construction at Daewoo Shipbuilding & Marine Engineering Co., or DSME. Two of the

Additional Optional Vessels are expected to be delivered to the joint venture in the fourth quarter of 2017 and three of the Additional Optional Vessels are expected to be delivered in the first quarter of 2019. Upon each of their deliveries, the Additional Optional Vessels are scheduled to commence employment under long-term charters for the Yamal LNG Project. Our Manager will provide vessel management services for the Additional Optional Vessels.
Specifications of the Optional Vessels
Each of the Optional Vessels has or is expected to have Ice Class designation, or its equivalent, for hull and machinery. The Initial Optional Vessels are equipped with a membrane containment system. The compact and efficient utilization of the hull structure reduces the required principal dimensions of the vessel compared to earlier LNG designs and results in relatively higher fuel efficiency and smaller quantities of LNG required for cooling down vessels’ tanks. In addition, the Initial Optional Vessels are equipped with a tri-fuel diesel electric propulsion system, which is expected to reduce both fuel costs and emissions.
The five 172,000 cubic meter ARC7 Additional Optional Vessels are or will be capable of all year round operation at temperatures up to negative fifty degrees Celsius. High Ice Class Arc 7 allows them to navigate independently in ice of up to 2.1 meters thick. The Additional Optional Vessels are equipped with three Azipod propulsion units of 45 megawatt joint capability, which is comparable to the capability of a nuclear icebreaker.
The following table provides certain information about the Optional Vessels as of December 20, 2017.
Vessel Name	Shipyard (4)	Delivery Date	Capacity Cbm	Ice Class	Charter Commencement	Pool / Charterer	Earliest Charter Expiration
Initial Optional Vessels:
Clean Ocean(1)	HHI	Q2 – 2014	162,000	Yes	Q2 2015	Cheniere & Yamal	2035
Clean Planet(2)	HHI	Q3 – 2014	162,000	Yes	2019	Cool Pool & Yamal	2034
Clean Horizon(2)	HHI	Q3 – 2015	162,000	Yes	2019	Cool Pool & Yamal	2034
Clean Vision(2)	HHI	Q1 – 2016	162,000	Yes	2019	Cool Pool & Yamal	2034
Additional Optional Vessels*:
Hull No.2421(3)	DSME	Q4 – 2017	172,410	Yes	2017	Yamal	Q4 – 2045
Hull No.2422(3)	DSME	Q4 – 2017	172,410	Yes	2017	Yamal	Q4 – 2045
Hull No.2427(3)	DSME	Q1 – 2019	172,410	Yes	2019	Yamal	Q4 – 2045
Hull No.2428(3)	DSME	Q1 – 2019	172,410	Yes	2019	Yamal	Q4 – 2045
Hull No.2429(3)	DSME	Q1 – 2019	172,410	Yes	2019	Yamal	Q4 – 2045

*
Our Sponsor directly or indirectly owns a 49.0% interest in these vessels.

(1)
Following the expiration of the time charter with Cheniere, this vessel is contracted to be employed under a long-term time charter for the Yamal LNG project, for a period of 15 years, which may be extended by three consecutive five-year optional periods.

(2)
Vessel is contracted to commence employment within 2019 under long term charters for the Yamal LNG Project for an initial term of 15 years, which may be extended by three consecutive periods of five years each.

(3)
Upon its delivery from the shipyard, vessel will operate under a fixed rate time charter contract for the Yamal LNG Project until December 31, 2045, plus two consecutive five-year extension options.

(4)
As used in this prospectus, “HHI” refers to the shipyard Hyundai Heavy Industries Co. Ltd. and “DSME” refers to the shipyard Daewoo Shipbuilding & Marine Engineering Co.

Rights to Purchase Optional Vessels
Under the Omnibus Agreement, we have the right, subject to certain conditions, to purchase from our Sponsor the remaining Initial Optional Vessels and our Sponsor’s ownership interest in the entities that respectively own the Additional Optional Vessels at a purchase price to be determined pursuant to the terms and conditions of the Omnibus Agreement. These purchase rights expire 24 months following the respective delivery of each remaining Initial Optional Vessel from the shipyard (or in the case of the Clean Ocean and the Clean Planet, such purchase rights expire on March 31, 2018), and in the case of our Sponsor’s ownership interest in the entities that own the Additional Optional Vessels, within 24 months following the expiration, without acceptance, of our 30-day option to purchase such interests pursuant to the Omnibus Agreement, so long as such Additional Optional Vessels are employed under a long-term charter of four or more years upon their respective delivery dates). We may also mutually agree with our Sponsor, with the approval of a committee comprised of certain of our independent directors, or our Conflicts Committee, to extend the purchase option exercise period.
If we are unable to agree with our Sponsor on the purchase price of any of the Initial Optional Vessels or our Sponsor’s ownership interest in the entities that respectively own the Additional Optional Vessels, as the case may be, the respective purchase price will be determined by an independent appraiser, such as an investment banking firm, broker or firm generally recognized in the shipping industry as qualified to perform the tasks for which such firm has been engaged, and we will have the right, but not the obligation, to purchase such assets at such price. The independent appraiser will be mutually appointed by our Sponsor and our Conflicts Committee.
The purchase price of the Initial Optional Vessels or our Sponsor’s ownership interest in the Additional Optional Vessels, as the case may be, as finally determined by an independent appraiser, may be an amount that is greater than what we are able or willing to pay or we may be unwilling to proceed to purchase such vessel if such acquisition would not be in our best interests. We will not be obliged to purchase the Optional Vessels at the determined price, and, accordingly, we may not complete the purchase of such assets, which may have an adverse effect on our expected plans for growth. In addition, our ability to purchase the Optional Vessels, should we exercise our right to purchase such vessels, is dependent on our ability to obtain additional financing to fund all or a portion of the acquisition costs of these assets.
Our Sponsor has secured financing for the Initial Optional Vessels and, our Sponsor together with its joint venture partners, have secured financing for the Additional Optional Vessels. In the event we acquire any or all of such Optional Vessels in the future, we may enter into agreements with our Sponsor to novate these loan agreements to us, subject to the satisfaction of certain conditions. Any such novation would be subject to each respective lender’s consent.
Information About the Partnership
We were formed as a limited partnership under the laws of the Republic of the Marshall Islands on May 30, 2013. The address of our principal executive offices is 23, Rue Basse, 98000, Monaco. Our telephone number at that address is +37799996445. We maintain a website at www.dynagaspartners.com. Information contained on our website does not constitute part of this prospectus.
We own our vessels through separate wholly-owned subsidiaries that are incorporated in the Republic of the Marshall Islands, Republic of Malta, and Republic of Liberia.
Recent and Other Developments
Quarterly Common Units Cash Distribution
On October 2, 2017, our Board of Directors declared a quarterly cash distribution of  $0.4225 per common unit in respect of the third quarter of 2017. This cash distribution was paid on October 19, 2017 to all common unitholders of record as of October 12, 2017.
Series A Preferred Units Cash Distribution
On October 19, 2017, our Board of Directors declared a cash distribution of  $0.5625 per unit on our Series A Preferred Units for the period from August 12, 2017 to November 11, 2017. This cash distribution was paid on November 13, 2017, to all Series A Preferred unitholders of record as of November 5, 2017.

$480.0 million Term Loan B Refinancing
On May 18, 2017, we refinanced and repaid in full our existing $340.0 million senior secured Credit Suisse AG facility and our existing $200.0 million ABN Amro NV term loan facility with a new $480.0 million senior secured term loan B due in 2023, or the Term Loan B. Our wholly-owned subsidiary, Arctic LNG Carriers, serves as borrower under the Term Loan B. The Term Loan B provides for 0.25% quarterly amortization on the principal and a bullet payment at maturity. The Term Loan B is secured by, among other things, the six LNG carriers in our Fleet.
Extension Optional Vessel Purchase Deadline
On March 30, 2017, we agreed with our Sponsor to extend the deadline for exercising the purchase options relating to both the Clean Ocean and the Clean Planet granted to us under the Omnibus Agreement from March 31, 2017 to March 31, 2018.
New Long-Term Charter for the Arctic Aurora
On December 20, 2017, we entered into a new three year charter agreement with Statoil for the employment of the Arctic Aurora. The new Statoil charter is expected to commence in the third quarter of 2018 in direct continuation of the vessel’s current charter with Statoil (interrupted only by the vessel’s mandatory statutory class five-year special survey and dry-docking) and will have a firm period of about 3 years +/- 30 days. Statoil will have the option to extend the charter term by two consecutive 12-month periods at escalated rates.
Extension of Clean Energy Charter Term
On December 18, 2017, PetroChina, the current charter of the Clean Energy, exercised their right to extend the current charter period for the vessel by a minimum period of approximately four months. The Clean Energy was delivered to PetroChina in October 2017 and is now expected to be redelivered to the Partnership under the charter, as extended, at the earliest, in May 2018 and at latest, in June 2018, prior to its delivery to Gazprom Marketing & Trading Singapore Pte Ltd in July 2018, when the vessel will commence a time charter with a term of approximately eight years.

RISK FACTORS
An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors discussed under “Item 3—Key Information—Risk Factors” in our 2016 Annual Report, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, in evaluating an investment in our securities. In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected.

USE OF PROCEEDS
Unless we specify otherwise in any prospectus supplement, we may use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, repayment of indebtedness, working capital, to make vessel or other asset acquisitions or for general corporate purposes or combination thereof.
We will not receive any of the proceeds from the sale of common units by the Selling Unitholder.

CAPITALIZATION
Each prospectus supplement will include information relating to our capitalization.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
The following table sets forth our unaudited ratio of our consolidated earnings to our consolidated fixed charges for each of the last five years and as at September 30, 2017.
	Nine months ended September 30,	Year ended December 31,
(dollars in thousands)	2017	2016	2015	2014	2013	2012
Earnings:
Income from continuing operations before taxes	11,714	66,854	60,050	50,561	45,620	29,836
Add: Fixed charges	33,353	34,871	27,471	14,123	9,298	9,141
Add: Depreciation of capitalized interest	304	408	407	374	349	350
Total Earnings	$45,371	$102,133	$87,928	$65,058	$55,267	$39,327
Fixed Charges:
Interest charges, whether expensed or capitalized	28,791	32,887	25,926	13,338	8,248	8,551
Amortization and write-off of deferred finance fees	4,562	1,984	1,545	785	1,050	590
Total Fixed Charges	$33,353	$34,871	$27,471	$14,123	$9,298	$9,141
Preferred unit distribution	5,063	6,750	2,100	—	—	—
Total Fixed Charges and Preferred Dividends	$38,416	$41,621	$29,571	$14,123	$9,298	$9,141
Ratio of earnings to Fixed Charges	1.3x	2.93x	3.20x	4.61x	5.94x	4.30x
Ratio of earnings to Fixed Charges and Preferred Dividends	1.18x	2.45x	2.97x	4.61x	5.94x	4.30x

PRICE RANGE OF COMMON UNITS AND PREFERRED UNITS
As of December 20, 2017, there were 35,490,000 common units outstanding, of which 15,595,000 are held by our Sponsor and 19,895,000 are held by the public. Our common units commenced trading on the Nasdaq Global Market under the symbol “DLNG” on November 13, 2013. On December 30, 2014, we voluntarily transferred the listing of our common units to the NYSE. Our common units continue to trade under the ticker symbol “DLNG.”
The following table sets forth, for the periods indicated, the high and low sales prices for our common units, as reported on the NYSE. The last reported sale price of our common units on the NYSE on December 20, 2017 was $11.68 per unit.
For the Year Ended	High (US$)	Low (US$)
December 31, 2013*	23.79	16.75
December 31, 2014	25.50	13.66
December 31, 2015	20.95	7.80
December 31, 2016	16.25	6.70

*
For the period beginning November 13, 2013

For the Quarter Ended:	High (US$)	Low (US$)
March 31, 2015	20.95	14.50
June 30, 2015	20.83	14.59
September 30, 2015	16.99	11.03
December 31, 2015	15.00	7.80
March 31, 2016	11.59	6.70
June 30, 2016	15.72	10.81
September 30, 2016	16.20	13.22
December 31, 2016	16.25	12.76
March 31, 2017	17.83	15.9
June 30, 2017	17.93	13.76
September 30, 2017	15.85	13.06
Most Recent Six Months:	High (US$)	Low (US$)
June 2017	15.94	13.76
July 2017	15.85	14.50
August 2017	15.05	13.90
September 2017	14.41	13.06
October 2017	14.27	13.00
November 2017	13.97	12.21
December 2017 (through and including December 20, 2017)	13.90	10.66

Our Series A Preferred Units has been trading on the NYSE under the symbol “DLNG PR A” since July 14, 2015. The following table shows the high and low prices for our Series A Preferred Units:
For the Year Ended	High (US$)	Low (US$)
December 31, 2015*	25.60	14.25
December 31, 2016	25.91	14.25

*
For the period beginning July 14, 2015

For the Quarter Ended:	High (US$)	Low (US$)
September 30, 2015*
December 31, 2015	19.99	15.01
March 31, 2016	21.35	14.25
June 30, 2016	23.48	20.46
September 30, 2016	25.41	22.66
December 31, 2016	25.91	24.51
March 31, 2017	26.13	25.11
June 30, 2017	26.93	25.30
September 30, 2017	26.98	25.97

*
For the period beginning July 14, 2015

Most Recent Six Months:	High (US$)	Low (US$)
June 2017	26.80	25.62
July 2017	26.98	26.00
August 2017	26.89	25.97
September 2017	26.70	26.00
October 2017	26.94	26.25
November 2017	26.97	26.11
December 2017 (through and including December 20, 2017)	26.55	25.84
In addition, our 2019 Notes started trading on the NYSE on December 30, 2014 under the ticker symbol “DLNG 19.”

DESCRIPTION OF THE COMMON UNITS
The common units represent limited partner interests in us. The holders of units are entitled to participate in partnership distributions and exercise the rights and privileges available to limited partners under our Partnership Agreement. For a description of the relative rights and privileges of holders of common units in and to partnership distributions, see this section and “Our Cash Distribution Policy and Restrictions on Distributions.” For a description of the rights and privileges of limited partners under our Partnership Agreement, including voting rights, see “The Partnership Agreement.”
Number of Common Units
As of December 20, 2017, there were 35,490,000 common units outstanding, of which 19,895,000 are held by the public and 15,595,000 are held by our Sponsor, which owns our General Partner. The 35,490,000 issued and outstanding common units represent an aggregate 99.9% limited partner interest and the 35,526 outstanding general partner units represent a 0.1% General Partner interest in us.
Transfer Agent and Registrar
Computershare Trust Company, N.A. is our registrar and transfer agent for the common units. We pay all fees charged by the transfer agent for transfers of common units, except the following, which must be paid by unitholders:
•
surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

•
special charges for services requested by a holder of a common unit; and

•
other similar fees or charges.

There is no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.
Transfer of Common Units
By transfer of common units in accordance with our Partnership Agreement, each transferee of common units will be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Each transferee:
•
represents that the transferee has the capacity, power and authority to become bound by our Partnership Agreement;

•
automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our Partnership Agreement; and

•
gives the consents and approvals contained in our Partnership Agreement, such as the approval of all transactions and agreements we are entering into in connection with our formation and this offering.

A transferee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our General Partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.
We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.
Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner in our partnership for the transferred common units.

Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.
Please see “Our Cash Distribution Policy and Restrictions on Distributions” for descriptions of the General Partner Interest and the Incentive Distribution Rights.
Voting Rights
Unlike the holders of common stock in a corporation, holders of common units have only limited voting rights on matters affecting our business. We will hold a meeting of the limited partners every year to elect one or more members of our Board of Directors and to vote on any other matters that are properly brought before the meeting. Our General Partner has the right to appoint two of the five members of our Board of Directors with the remaining three directors being elected by our common unitholders at our annual meeting.
The following is a summary of the unitholder vote required for the approval of the matters specified below. Matters that require the approval of a “unit majority” require the approval of a majority of the common units voting as a single class.
In voting their common units, our General Partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.
Each outstanding common unit is entitled to one vote on matters subject to a vote of common unitholders. However, to preserve our ability to be exempt from U.S. federal income tax under Section 883 of the Code, if at any time, any person or group owns beneficially more than 4.9% of any class of units then outstanding, any such units owned by that person or group in excess of 4.9% may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes (except for purposes of nominating a person for election to our board), determining the presence of a quorum or for other similar purposes under our Partnership Agreement, unless otherwise required by law. The voting rights of any such unitholders in excess of 4.9% will effectively be redistributed pro rata among the other common unitholders holding less than 4.9% of the voting power of all classes of units entitled to vote. Our General Partner, its affiliates and persons who acquired common units with the prior approval of our Board of Directors will not be subject to this 4.9% limitation except with respect to voting their common units in the election of the elected directors.
Action	Unitholder Approval Required and Voting Rights
Issuance of additional units	No approval rights; Board of Directors approval required for all issuances, which may have a material adverse impact on the General Partner or its interest in our partnership.
Amendment of the Partnership Agreement
Certain amendments may be made by our Board of Directors without the approval of the unitholders. Other amendments generally require the approval of a unit majority. See “—Amendment of the Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority and approval of our General Partner and our Board of Directors. See “—Merger, Sale, Conversion or Other Disposition of Assets.”
Dissolution of our partnership	Unit majority and approval of our General Partner and our Board of Directors. See “—Termination and Dissolution.”

Action	Unitholder Approval Required and Voting Rights
Reconstitution of our partnership upon dissolution	Unit majority. See “—Termination and Dissolution.”
Election of three of the five members of our Board of Directors	A plurality of the votes of the holders of the common units.
Withdrawal of our General Partner
Under most circumstances, the approval of a majority of the common units, excluding common units held by our General Partner and its affiliates, is required for the withdrawal of our General Partner prior to December 31, 2023 in a manner which would cause a dissolution of our partnership. See “—Withdrawal or Removal of our General Partner.”

Removal of our General Partner	Not less than 66 2∕3% of the outstanding units, including units held by our General Partner and its affiliates, voting together as a single class. See “—Withdrawal or Removal of our General Partner.”
Transfer of our General Partner interest in us
Our General Partner may transfer all, but not less than all, of its General Partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to such person. The approval of a majority of the common units, excluding common units held by our General Partner and its affiliates, is required in other circumstances for a transfer of the General Partner interest to a third party prior to December 31, 2023. See “—Transfer of General Partner Interest” below.

Transfer of incentive distribution rights	No approval required subsequent to December 31, 2016.
Transfer of ownership interests in our General Partner	No approval required at any time. See “—Transfer of Ownership Interests in General Partner.”

DESCRIPTION OF OTHER CLASSES OF UNITS
Our Partnership Agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and with the rights, preferences and privileges established by our general partner without the approval of any of our limited partners.
Should we offer other classes of units under this prospectus, a prospectus supplement relating to the particular class or series of units offered will include the specific terms of those units, including, among other things, the following:
•
the designation, stated value, and liquidation preference of the units and the maximum number of units to constitute the class or series;

•
the number of units to be offered;

•
the public offering price at which the units will be issued;

•
any sinking fund provisions of the units;

•
the voting rights, if any, of the units;

•
the distribution rights of the units, if any;

•
whether the units will be redeemable and, if so, the price and the terms and conditions on which the units may be redeemed, including the time during which the units may be redeemed and any accumulated distributions thereof, if any, that the holders of the units will be entitled to receive upon the redemption thereof;

•
the terms and conditions, if any, on which the units will be convertible into, or exchangeable for, the units of any other class or series of units representing limited partner interests, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

•
a discussion of any additional material federal income tax considerations (other than as discussed in this prospectus), if any, regarding the units; and

•
any additional rights, preferences, privileges, limitations, and restrictions of the units.

The particular terms of any class or series of units will also be described in the amendment to our Partnership Agreement relating to that class or series of units, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such class or series of units.
Such units will be fully paid and non-assessable when issued upon full payment of the purchase price therefor, subject to applicable provisions under the Marshall Islands Limited Partnership Act. The transfer agent, registrar, and distributions disbursement agent for the units will be designated in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, common units, other classes of units or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement or directly between us and the warrant holder.
The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:
•
the title of the warrants;

•
the aggregate number of warrants offered;

•
the designation and terms of the common units or other classes of units that may be purchased upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•
the exercise price of the warrants;

•
the dates or periods during which the warrants are exercisable;

•
the designation and terms of any securities with which the warrants are issued;

•
if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•
if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•
any minimum or maximum amount of warrants that may be exercised at any one time;

•
any terms, procedures and limitations relating to the transferability, exchange, exercise, amendment or termination of the warrants; and

•
any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates.
We may issue senior debt securities from time to time in series under an indenture dated September 15, 2014, among us and Deutsche Bank Trust Company Americas, as Trustee, which is filed as Exhibit 4.1 to our Registration Statement on Form 8-A12B, filed with the SEC on December 23, 2014, or a separate senior indenture. We may issue subordinated debt securities pursuant to a subordinated indenture, between us and the trustee named in therein. The subordinated indenture will be filed either as exhibit to an amendment to this Registration Statement, or as an exhibit to an Exchange Act report that will be incorporated by reference to the Registration Statement or a prospectus supplement.
Each indenture will be subject to and governed by the Trust Indenture Act, to the extent applicable, and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.
The following description of the terms of the debt securities sets forth certain general terms and provisions. Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture. For a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.
General
Neither indenture limits the amount of debt securities which may be issued. The debt securities may be issued in one or more series. The senior debt securities may be secured or unsecured and may rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities may be secured or unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
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the designation, aggregate principal amount and authorized denominations, and the obligors with respect thereto;

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the issue price, expressed as a percentage of the aggregate principal amount;

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the maturity date;

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the interest rate per annum, if any;

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if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

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any optional or mandatory sinking fund provisions or exchangeability provisions;

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the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

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the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

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if other than denominations of  $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

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if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

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any events of default not set forth in this prospectus;

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the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

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if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

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whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

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if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

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if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

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any restrictive covenants or other material terms relating to the offered debt securities;

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whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form

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any listing on any securities exchange or quotation system;

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additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

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the applicability of any guarantees.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of  $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.
Senior Debt (Secured and Unsecured)
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our secured debt in the prospectus supplement.
Subordinated Debt
We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).
In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.
If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.
If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.
Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.
Senior debt means:
the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;
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all capitalized lease obligations;

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all hedging obligations;

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all obligations representing the deferred purchase price of property; and

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all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:
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subordinated debt securities; and subordinated debt securities; and

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any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants
Under the terms of the indenture, we may covenant, among other things:
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that we will duly and punctually pay the principal of and interest, if any, on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;

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that so long as any offered debt securities are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the trustee and holders of the offered debt securities all quarterly and annual financial information required to be furnished or filed with the SEC pursuant to Section 13 and 15(d) of the Exchange Act, and with respect to the annual consolidated financial statements only, a report thereon by our independent auditors;

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that we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we have kept, observed, performed and fulfilled our obligations and each and every covenant contained under the applicable indenture;

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that we will deliver to the trustee written notice of any event of default, with the exception of any payment default that has not given rise to a right of acceleration under the indenture;

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that we will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, which may affect the covenants or the performance of the indenture or the offered debt securities;

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that we will do or cause to be done everything necessary to preserve and keep in full force and effect our corporate existence and the corporate, partnership or other existence of certain of our subsidiaries whose preservation is determined to be desirable by our Board of Directors and material to the holders;

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that we will, and we will cause each of our subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings;

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that in the event we are required to pay additional interest to holders of our debt securities, we will provide notice to the trustee, and where applicable, the paying agent, of our obligation to pay such additional interest prior to the date on which any such additional interest is scheduled to be paid; and

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that we will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the indenture.

Any series of offered debt securities may have covenants in addition to or differing from those included in any applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
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the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

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the ability to make certain payments, distributions, redemptions or repurchases;

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our ability to create distributions and other payment restrictions affecting our subsidiaries;

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our ability to make investments;

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mergers and consolidations by us or our subsidiaries;

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sales of assets by us;

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our ability to enter into transactions with affiliates;

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our ability to incur liens; and

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sale and leaseback transactions.

Modification of the Indentures
Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:
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changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

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reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

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reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

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waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

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makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

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makes any change with respect to holders’ rights to receive principal and interest, certain modifications affecting shareholders or certain currency-related issues; or

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waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent. In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default
Each indenture defines an event of default for the debt securities of any series as being any one of the following events:
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default in any payment of interest when due which continues for 30 days;

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default in any payment of principal or premium at maturity;

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default in the deposit of any sinking fund payment when due;

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default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

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default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

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events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or United States government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
The terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Subsidiary Guarantees
Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.
We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.
Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.
So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.
The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.
We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.
Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:
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the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

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we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

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there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.
In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.
The Depository Trust Company, or DTC, is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the SEC. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making “book-entry” changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation’s or NSCC, and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.
DTC is a subsidiary of The Depository Trust & Clearing Company, or DTCC. DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC’s customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries—either directly or through correspondent relationships.
DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the SEC.
The 2017 DTCC Board of Directors is composed of 20 directors serving one-year terms. Twelve directors are representatives of clearing agency participants, including broker/dealers, custodian and clearing banks, and investment institutions; two directors are designated by DTCC’s preferred shareholders, which are NYSE Euronext and FINRA; four directors are from non-participants; and the remaining two are the non-executive chairman and the chief executive officer and president of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.
To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.
Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.
Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.
If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.
To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.
DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.
We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.
The information in this section concerning DTC, DTCC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES
This summary description is not meant to be a complete description of the guarantees of debt securities that we may offer. At the time of an offering and sale of debt securities, this prospectus together with the accompanying prospectus supplement will contain the material terms of the guarantees of the debt securities being offered.
If specified in the applicable prospectus supplement, certain of our subsidiaries may guarantee the debt securities. Guarantees may be secured or unsecured and senior or subordinated. The particular terms of guarantees of a particular issue of debt securities will be described in the related prospectus supplement.

SUMMARY OF OUR PARTNERSHIP AGREEMENT
A copy of our Partnership Agreement is filed as an exhibit to the registration statement of which this prospectus is a part. A summary of the important provisions of our Partnership Agreement and the rights and privileges of our unitholders is included in our 2016 Annual Report and our registration statement on Form 8-A as filed with the SEC on December 23, 2014, including any subsequent amendments or reports filed for the purpose of updating such description. Please read “Where You Can Find More Information.”

OUR CASH DISTRIBUTION POLICY AND RESTRICTIONS ON DISTRIBUTIONS
You should read the following discussion of our cash distribution policy and restrictions on distributions in conjunction with specific assumptions included in this section. In addition, you should read “Forward-Looking Statements” and “Risk Factors” for information regarding statements that do not relate strictly to historical or current facts and certain risks inherent in our business.
General
Rationale for Our Cash Distribution Policy
Our cash distribution policy reflects a judgment that our unitholders will be better served by our distributing our available cash rather than retaining it because, in general, we plan to finance any expansion capital expenditures from external financing sources. Our cash distribution policy is consistent with the terms of our Partnership Agreement, which requires that we distribute all of our available cash quarterly. Available cash is generally defined to mean, for each quarter cash generated from our business less the amount of cash reserves established by our Board of Directors at the date of determination of available cash for the quarter to provide for the proper conduct of our business (including reserves for our future capital expenditures and anticipated future credit needs subsequent to that quarter), comply with applicable law, any of our debt instruments or other agreements; and provide funds for distributions to our unitholders and to our General Partner for any one or more of the next four quarters, plus, if our Board of Directors so determines, all or any portion of the cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter.
Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy
There is no guarantee that unitholders will receive quarterly distributions from us. Our cash distribution policy is subject to certain restrictions and may be changed at any time. Set forth below are certain factors that influence our cash distribution policy:
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Our unitholders have no contractual or other legal right to receive distributions other than the obligation under our Partnership Agreement to distribute available cash on a quarterly basis, which is subject to the broad discretion of our Board of Directors to establish reserves and other limitations.

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We are subject to restrictions on distributions under our existing financing arrangements as well as under any new financing arrangements that we may enter into in the future. Our financing arrangements contain financial and other covenants that must be satisfied prior to paying distributions in order to declare and pay such distributions. If we are unable to satisfy the requirements contained in any of our financing arrangements or are otherwise in default under any of those agreements, it could have a material adverse effect on our financial condition and our ability to make cash distributions to you notwithstanding our cash distribution policy.

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We are required to make substantial capital expenditures to maintain and replace our Fleet. These expenditures may fluctuate significantly over time, particularly as our vessels near the end of their useful lives. In order to minimize these fluctuations, our Partnership Agreement requires us to deduct estimated, as opposed to actual, maintenance and replacement capital expenditures from the amount of cash that we would otherwise have available for distribution to our unitholders. In years when estimated maintenance and replacement capital expenditures are higher than actual maintenance and replacement capital expenditures, the amount of cash available for distribution to unitholders will be lower than if actual maintenance and replacement capital expenditures were deducted.

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Although our Partnership Agreement requires us to distribute all of our available cash, our Partnership Agreement, including provisions contained therein requiring us to make cash distributions, may be amended. Our Partnership Agreement may be amended with the approval of a majority of the outstanding common units.

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Even if our cash distribution policy is not modified or revoked, the amount of distributions we pay under our cash distribution policy and the decision to make any distribution is determined by our Board of Directors, taking into consideration the terms of our Partnership Agreement.

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Under Section 57 of the Marshall Islands Act, we may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets.

•
We may lack sufficient cash to pay distributions to our unitholders due to decreases in total operating revenues, decreases in hire rates, the loss of a vessel or increases in operating or general and administrative expenses, principal and interest payments on outstanding debt, taxes, working capital requirements, maintenance and replacement capital expenditures, or anticipated cash needs. See “Risk Factors” for a discussion of these factors.

Our ability to make distributions to our unitholders depends on the performance of our subsidiaries and their ability to distribute cash to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, the provisions of existing and future indebtedness, applicable limited partnership and limited liability company laws in the Marshall Islands and other laws and regulations.
Distributions of Available Cash
General
Within 45 days after the end of each quarter, we will distribute all of our available cash (defined below) to unitholders of record on the applicable record date.
Definition of Available Cash
Available cash generally means, for each fiscal quarter, all cash on hand at the end of the quarter (including our proportionate share of cash on hand of certain subsidiaries we do not wholly own):
•
less, the amount of cash reserves established by our Board of Directors at the date of determination of available cash for the quarter to:

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provide for the proper conduct of our business (including reserves for our future capital expenditures and anticipated future credit needs subsequent to that quarter);

•
comply with applicable law, any of our debt instruments or other agreements; and

•
provide funds for distributions to our unitholders and to our General Partner for any one or more of the next four quarters;

•
plus, all cash on hand (including our proportionate share of cash on hand of certain subsidiaries we do not wholly own) on the date of determination of available cash for the quarter resulting from (1) working capital borrowings made after the end of the quarter and (2) cash distributions received after the end of the quarter from any equity interest in any person (other than a subsidiary of us), which distributions are paid by such person in respect of operations conducted by such person during such quarter. Working capital borrowings are generally borrowings that are made under a revolving credit facility and in all cases are used solely for working capital purposes or to pay distributions to partners.

Series A Preferred Unit Distributions
Series A Preferred Unitholders are entitled under our Partnership Agreement to receive cumulative cash distributions when, as and if declared by our Board of Directors, out of legally available funds for such purpose. Distributions on Series A Preferred Units are cumulative and accrue at the distribution rate of 9.0%.
Minimum Quarterly Distribution
Common unitholders are entitled under our Partnership Agreement to receive a minimum quarterly distribution of  $0.365 per unit, or $1.46 per unit on an annualized basis, after distributions are made on the Series A Preferred Units but, to the extent we have sufficient cash from our operations after the establishment of cash reserves and the payment of costs and expenses.

There is no guarantee that we will pay the minimum quarterly distribution to common unitholders, the general partner or to holders of the incentive distribution rights in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our Board of Directors, taking into consideration the terms of our Partnership Agreement. We will be prohibited from making any distributions to unitholders if it would cause an event of default, or an event of default then exists, under our financing arrangements.
Operating Surplus and Capital Surplus
General
All cash distributed to unitholders will be characterized as either “operating surplus” or “capital surplus.” We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.
Definition of Operating Surplus
Operating surplus for any period generally means:
•
$27,000,000; plus

•
all of our cash receipts (including our proportionate share of cash receipts of certain subsidiaries we do not wholly own; and provided, that cash receipts from the termination of an interest rate, currency or commodity hedge contract prior to its specified termination date will be included in operating surplus in equal quarterly installments over the remaining scheduled life of such hedge contract), excluding cash from (1) borrowings, other than working capital borrowings, (2) sales of equity and debt securities, (3) sales or other dispositions of assets outside the ordinary course of business, (4) capital contributions or (5) corporate reorganizations or restructurings; plus

•
working capital borrowings (including our proportionate share of working capital borrowings for certain subsidiaries we do not wholly own) made after the end of a quarter but before the date of determination of operating surplus for the quarter; plus

•
interest paid on debt incurred (including periodic net payments under related hedge contracts) and cash distributions paid on equity securities issued (including the amount of any incremental distributions made to the holders of our incentive distribution rights and our proportionate share of such interest and cash distributions paid by certain subsidiaries we do not wholly own), in each case, to finance all or any portion of the construction, replacement or improvement of a capital asset (such as a vessel) in respect of the period from such financing until the earlier to occur of the date the capital asset is put into service or the date that it is abandoned or disposed of; plus

•
interest paid on debt incurred (including periodic net payments under related hedge contracts) and cash distributions paid on equity securities issued (including the amount of any incremental distributions made to the holders of our incentive distribution rights and our proportionate share of such interest and cash distributions paid by certain subsidiaries we do not wholly own), in each case, to pay the construction period interest on debt incurred (including periodic net payments under related interest rate swap agreements), or to pay construction period distributions on equity issued, to finance the construction projects described in the immediately preceding bullet; less

•
all of our “operating expenditures” (which includes estimated maintenance and replacement capital expenditures and is further described below) of us and our subsidiaries (including our proportionate share of operating expenditures by certain subsidiaries we do not wholly own); less

•
the amount of cash reserves (including our proportionate share of cash reserves for certain subsidiaries we do not wholly own) established by our Board of Directors to provide funds for future operating expenditures; less

•
any cash loss realized on dispositions of assets acquired using investment capital expenditures; less

•
all working capital borrowings (including our proportionate share of working capital borrowings by certain subsidiaries we do not wholly own) not repaid within twelve months after having been incurred.

If a working capital borrowing, which increases operating surplus, is not repaid during the 12-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowing is in fact repaid, it will not be treated as a reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.
As described above, operating surplus includes a provision that will enable us, if we choose, to distribute as operating surplus up to $27,000,000 of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities and long-term borrowings, that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity securities or interest payments on debt in operating surplus would be to increase operating surplus by the amount of any such cash distributions or interest payments. As a result, we may also distribute as operating surplus up to the amount of any such cash distributions or interest payments of cash we receive from non-operating sources.
Operating expenditures generally means all of our cash expenditures, including, but not limited to taxes, employee and director compensation, reimbursement of expenses to our General Partner, repayment of working capital borrowings, debt service payments and payments made under any interest rate, currency or commodity hedge contracts (provided that payments made in connection with the termination of any hedge contract prior to the expiration of its stipulated settlement or termination date shall be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such hedge contract), provided that operating expenditures will not include:
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deemed repayments of working capital borrowings deducted from operating surplus pursuant to the last bullet point of the definition of operating surplus above when such repayment actually occurs;

•
payments (including prepayments and payment penalties) of principal of and premium on indebtedness, other than working capital borrowings;

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expansion capital expenditures, investment capital expenditures or actual maintenance and replacement capital expenditures (which are discussed in further detail under “—Capital Expenditures” below);

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payment of transaction expenses (including taxes) relating to interim capital transactions; or

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distributions to partners.

Capital Expenditures
For purposes of determining operating surplus, maintenance and replacement capital expenditures are those capital expenditures required to maintain over the long-term the operating capacity of or the revenue generated by our capital assets, and expansion capital expenditures are those capital expenditures that increase the operating capacity of or the revenue generated by our capital assets. In our Partnership Agreement, we refer to these maintenance and replacement capital expenditures as “maintenance capital expenditures.” To the extent, however, that capital expenditures associated with acquiring a new vessel or improving an existing vessel increase the revenues or the operating capacity of our Fleet, those capital expenditures would be classified as expansion capital expenditures.
Investment capital expenditures are those capital expenditures that are neither maintenance and replacement capital expenditures nor expansion capital expenditures. Investment capital expenditures largely will consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of equity securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes.

Examples of maintenance and replacement capital expenditures include capital expenditures associated with dry-docking, modifying an existing vessel or acquiring a new vessel to the extent such expenditures are incurred to maintain the operating capacity of or the revenue generated by our Fleet. Maintenance and replacement capital expenditures will also include interest (and related fees) on debt incurred and distributions on equity issued (including the amount of any incremental distributions made to the holders of our incentive distribution rights) to finance the construction of a replacement vessel and paid in respect of the construction period, which we define as the period beginning on the date that we enter into a binding construction contract and ending on the earlier of the date that the replacement vessel commences commercial service or the date that the replacement vessel is abandoned or disposed of. Debt incurred to pay or equity issued to fund construction period interest payments, and distributions on such equity (including the amount of any incremental distributions made to the holders of our incentive distribution rights), will also be considered maintenance and replacement capital expenditures.
Because our maintenance and replacement capital expenditures can be very large and vary significantly in timing, the amount of our actual maintenance and replacement capital expenditures may differ substantially from period to period, which could cause similar fluctuations in the amounts of operating surplus, adjusted operating surplus, and available cash for distribution to our unitholders if we subtracted actual maintenance and replacement capital expenditures from operating surplus each quarter. Accordingly, to eliminate the effect on operating surplus of these fluctuations, our Partnership Agreement requires that an amount equal to an estimate of the average quarterly maintenance and replacement capital expenditures necessary to maintain the operating capacity of or the revenue generated by our capital assets over the long-term be subtracted from operating surplus each quarter, as opposed to the actual amounts spent. In our Partnership Agreement, we refer to these estimated maintenance and replacement capital expenditures to be subtracted from operating surplus as “estimated maintenance capital expenditures.” The amount of estimated maintenance and replacement capital expenditures deducted from operating surplus is subject to review and change by our Board of Directors at least once a year, provided that any change must be approved by our Conflicts Committee. The estimate will be made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our maintenance and replacement capital expenditures, such as a major acquisition or the introduction of new governmental regulations that will affect our Fleet. For purposes of calculating operating surplus, any adjustment to this estimate will be prospective only. For a discussion of the amounts we have allocated toward estimated maintenance and replacement capital expenditures, see “Our Cash Distribution Policy and Restrictions on Distributions.”
The use of estimated maintenance and replacement capital expenditures in calculating operating surplus has the following effects:
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reduces the risk that actual maintenance and replacement capital expenditures in any one quarter will be large enough to make operating surplus less than the minimum quarterly distribution to be paid on all the units for that quarter and subsequent quarters;

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it may reduce the need for us to borrow to pay distributions; and

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it may be difficult for us to raise our distribution above the minimum quarterly distribution and pay incentive distributions to our General Partner.

Definition of Capital Surplus
Capital surplus generally will be generated only by:
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borrowings other than working capital borrowings;

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sales of debt and equity securities; and

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sales or other dispositions of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or non-current assets sold as part of normal retirements or replacements of assets.

Characterization of Cash Distributions
We treat all available cash distributed on our common units as coming from operating surplus until the sum of all available cash distributed since we began operations equals the operating surplus as of the most recent date of determination of available cash. We treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders. For example, it includes a provision that enables us, if we choose, to distribute as operating surplus up to $27,000,000 of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities and long-term borrowings, that would otherwise be distributed as capital surplus. We do not anticipate that we will make any distributions from capital surplus.
Definition of Adjusted Operating Surplus
Operating surplus for any period generally means:
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operating surplus generated with respect to that period (excluding any amounts attributable to the item described in the first bullet point under “—Operating Surplus and Capital Surplus—Definition of Operating Surplus” above); less

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the amount of any net increase in working capital borrowings (including our proportionate share of any changes in working capital borrowings of certain subsidiaries we do not wholly own) with respect to that period; less

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the amount of any net reduction in cash reserves for operating expenditures (including our proportionate share of cash reserves of certain subsidiaries we do not wholly own) over that period not relating to an operating expenditure made during that period; plus

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the amount of any net decrease in working capital borrowings (including our proportionate share of any changes in working capital borrowings of certain subsidiaries we do not wholly own) with respect to that period; plus

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the amount of any net increase in cash reserves for operating expenditures (including our proportionate share of cash reserves of certain subsidiaries we do not wholly own) over that period required by any debt instrument for the repayment of principal, interest or premium; plus

•
the amount of any net decrease made in subsequent periods to cash reserves for operating expenditures initially established with respect to such period to the extent such decrease results in a reduction in adjusted operating surplus in subsequent periods

Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net increases in working capital borrowings and net drawdowns of reserves of cash generated in prior periods.
Distributions of Available Cash From Operating Surplus
We will make distributions of available cash from operating surplus for any quarter in the following manner:
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first, 99.9% to all unitholders, pro rata, and 0.1% to our General Partner, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

•
thereafter, in the manner described in “—General Partner Interest” and “—Incentive Distribution Rights” below.

The preceding paragraph is based on the assumption that our General Partner maintains its 0.1% General Partner interest and that we do not issue additional classes of equity securities.
General Partner Interest
Our Partnership Agreement provides that our General Partner initially will be entitled to 0.1% of all distributions that we make prior to our liquidation. Our General Partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its 0.1% General Partner interest if we issue additional units. Our General Partner’s 0.1% interest, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional units in the future and our General Partner does not contribute a proportionate amount of capital to us in order to maintain its 0.1% General Partner interest. Our General Partner will be entitled to make a capital contribution in order to maintain its 0.1% General Partner interest in the form of the contribution to us of common units based on the current market value of the contributed common units.
Incentive Distribution Rights
Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our General Partner currently holds the incentive distribution rights. The incentive distribution rights may be transferred separately from our General Partner interest, subject to restrictions in the Partnership Agreement. See “The Partnership Agreement—Transfer of Incentive Distribution Rights.” Any transfer by our General Partner of the incentive distribution rights would not change the percentage allocations of quarterly distributions with respect to such rights.
If for any quarter:
•
we have distributed available cash from operating surplus to the common unitholders in an amount equal to the minimum quarterly distribution; and

•
we have distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and our General Partner in the following manner:
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first, 99.9% to all unitholders, pro rata, and 0.1% to our General Partner, until each unitholder receives a total of  $0.420 per unit for that quarter (the “first target distribution”);

•
second, 85.0% to all unitholders, pro rata, 0.1% to our General Partner and 14.9% to the holders of the incentive distribution rights, pro rata, until each unitholder receives a total of  $0.456 per unit for that quarter (the “second target distribution”);

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third, 75.0% to all unitholders, pro rata, 0.1% to our General Partner and 24.9% to the holders of the incentive distribution rights, pro rata, until each unitholder receives a total of  $0.548 per unit for that quarter (the “third target distribution”); and

•
thereafter, 50.0% to all unitholders, pro rata, 0.1% to our General Partner and 49.9% to the holders of the incentive distribution rights, pro rata.

In each case, the amount of the target distribution set forth above is exclusive of any distributions to common unitholders to eliminate any cumulative arrearages in payment of the minimum quarterly distribution. The percentage interests set forth above assume that our General Partner maintains its 0.1% General Partner interest and that we do not issue additional classes of equity securities.
Percentage Allocations of Available Cash From Operating Surplus
The following table illustrates the percentage allocations of the additional available cash from operating surplus among the unitholders, our General Partner and the holders of the incentive distribution rights up to the various target distribution levels. The amounts set forth under “Marginal Percentage Interest in Distributions” are the percentage interests of the unitholders, our General Partner and the holders of the incentive distribution rights in any available cash from operating surplus we distribute up to and including the corresponding amount in the column “Total Quarterly Distribution Target Amount,” until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the unitholders, our General Partner and the holders of the incentive distribution rights for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests shown for our General Partner include its 0.1% General Partner interest only and assume that our General Partner has contributed any capital necessary to maintain its 0.1% General Partner interest.

	Marginal Percentage Interest in Distributions
	Total Quarterly Distribution Target Amount	Unitholders	General Partner	Holders of IDRs
Minimum Quarterly Distribution	$ 0.365	99.9%	0.1%	0.0%
First Target Distribution	up to $0.420	99.9%	0.1%	0.0%
Second Target Distribution	above $0.420 up to $0.456	85.0%	0.1%	14.9%
Third Target Distribution	Above $0.456 up to $0.548	75.0%	0.1%	24.9%
Thereafter	above $0.548	50.0%	0.1%	49.9%
General Partner’s Right to Reset Incentive Distribution Levels
Our General Partner, as the initial holder of all of our incentive distribution rights, has the right under our Partnership Agreement to elect to relinquish the right of the holders of our incentive distribution rights to receive incentive distribution payments based on the initial cash target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and cash target distribution levels upon which the incentive distribution payments to our General Partner would be set. Our General Partner’s right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our General Partner are based may be exercised, without approval of our unitholders or the Conflicts Committee of our Board of Directors, at any time we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distribution for each of the prior four consecutive fiscal quarters. If at the time of any election to reset the minimum quarterly distribution amount and the target distribution levels our General Partner and its affiliates are not the holders of a majority of the incentive distribution rights, then any such election to reset shall be subject to the prior written concurrence of our General Partner that the conditions described in the immediately preceding sentence have been satisfied. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that there will be no incentive distributions paid under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our General Partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our General Partner.
In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our General Partner of incentive distribution payments based on the target cash distributions prior to the reset, our General Partner will be entitled to receive a number of newly issued common units based on a predetermined formula described below that takes into account the “cash parity” value of the average cash distributions related to the incentive distribution rights received by our General Partner for the two quarters prior to the reset event as compared to the average cash distributions per common unit during this period. We will also issue an additional amount of General Partner Units in order to maintain the General Partner’s ownership interest in us relative to the issuance of the additional common units.
The number of common units that our General Partner would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to (x) the average amount of cash distributions received by our General Partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election divided by (y) the average of the amount of cash distributed per common unit during each of these two quarters. The issuance of the additional common units will be conditioned upon approval of the listing or admission for trading of such common units by the national securities exchange on which the common units are then listed or admitted for trading.

Following a reset election, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per unit for the two fiscal quarters immediately preceding the reset election (such amount is referred to as the “reset minimum quarterly distribution”) and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:
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first, 99.9% to all unitholders, pro rata, and 0.1% to our General Partner, until each unitholder receives an amount equal to 115.0% of the reset minimum quarterly distribution for that quarter;

•
second, 85.0% to all unitholders, pro rata, 0.1% to our General Partner and 14.9% to the holders of the incentive distribution rights, pro rata, until each unitholder receives an amount per unit equal to 125.0% of the reset minimum quarterly distribution for the quarter;

•
third, 75.0% to all unitholders, pro rata, 0.1% to our General Partner, and 24.9% to the holders of the incentive distribution rights, pro rata, until each unitholder receives an amount per unit equal to 150% of the reset minimum quarterly distribution for the quarter; and

•
thereafter, 50.0% to all unitholders, pro rata, 0.1% to our General Partner and 49.9% to the holders of the incentive distribution rights, pro rata.

Assuming that it continues to hold a majority of our incentive distribution rights, our General Partner will be entitled to cause the minimum quarterly distribution amount and the target distribution levels to be reset on more than one occasion, provided that it may not make a reset election except at a time when the holders of the incentive distribution rights have received incentive distributions for the prior four consecutive fiscal quarters based on the highest level of incentive distributions that the holders of incentive distribution rights are entitled to receive under our Partnership Agreement.
Distributions From Capital Surplus
How Distributions From Capital Surplus Will Be Made
We will make distributions of available cash from capital surplus, if any, in the following manner:
•
first, 99.9% to all unitholders, pro rata, and 0.1% to our General Partner, until the minimum quarterly distribution is reduced to zero, as described below;

•
second, 99.9% to the common unitholders, pro rata, and 0.1% to our General Partner, until we distribute for each common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

•
thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

The preceding paragraph is based on the assumption that our General Partner maintains its 0.1% General Partner interest and that we do not issue additional classes of equity securities.
Effect of a Distribution from Capital Surplus
The Partnership Agreement treats a distribution of capital surplus as the repayment of the consideration for the issuance of the units, which is a return of capital. Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the distribution had to the fair market value of the common units prior to the announcement of the distribution. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for our General Partner to receive incentive distributions. However, any distribution of capital surplus before the minimum quarterly distribution is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.
Once we reduce the minimum quarterly distribution and the target distribution levels to zero, we will then make all future distributions 50% to the holders of units, 0.1% to our General Partner and 49.9% to the holders of the incentive distribution rights (initially, our General Partner). The 0.1% interests shown for our General Partner assumes that our General Partner maintains its 0.1% General Partner interest.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels
In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust:
•
the minimum quarterly distribution;

•
the target distribution levels; and

•
the initial unit price.

For example, if a two-for-one split of the common should occur, the minimum quarterly distribution, the target distribution levels and the initial unit price, would each be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional units for cash or property.
Distributions of Cash Upon Liquidation
If we dissolve in accordance with the Partnership Agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will apply the proceeds of liquidation in the manner set forth below. If, as of the date three trading days prior to the announcement of the proposed liquidation, the average closing price for our common units for the preceding 20 trading days (or the current market price) is greater than the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation) then the proceeds of the liquidation will be applied as follows:
•
first, 99.9% to the common unitholders, pro rata, and 0.1% to our General Partner, until we distribute for each outstanding common unit an amount equal to the current market price of our common units;

•
thereafter, 50.0% to all unitholders, pro rata, 49.9% to holders of incentive distribution rights and 0.1% to our General Partner.

If, as of the date three trading days prior to the announcement of the proposed liquidation, the current market price of our common units is equal to or less than the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation), then the proceeds of the liquidation will be applied as follows:
•
first, 99.9% to the common unitholders, pro rata, and 0.1% to our General Partner, until we distribute for each outstanding common unit an amount equal to the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation); and

•
thereafter, 50.0% to all unitholders, pro rata, 49.9% to holders of incentive distribution rights and 0.1% to our General Partner.

The immediately preceding paragraph is based on the assumption that our General Partner maintains its 0.1% General Partner interest and that we do not issue additional classes of equity securities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the material United States federal income tax considerations that may be relevant to prospective unitholders and, unless otherwise noted in the following discussion, is the opinion of Seward & Kissel LLP, our United States counsel, insofar as it contains legal conclusions with respect to matters of United States federal income tax law. The opinion of our counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained herein.
This discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended, (the “Code”), Treasury Regulations, and current administrative rulings and court decisions, all as in effect or existence on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences of unit ownership to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to Dynagas LNG Partners LP.
The following discussion applies only to beneficial owners of common units that own the common units as “capital assets” within the meaning of Section 1221 of the Code (i.e., generally, for investment purposes) and is not intended to be applicable to all categories of investors, such as unitholders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, retirement plans or individual retirement accounts or former citizens or long-term residents of the United States), persons who own 10% or more of our units (directly, indirectly or constructively), persons who will hold the units as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for United States federal income tax purposes, or persons that have a functional currency other than the United States dollar, each of whom may be subject to tax rules that differ significantly from those summarized below. If a partnership or other entity classified as a partnership for United States federal income tax purposes holds our common units, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common units, you are encouraged to consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership of our common units.
No ruling has been or will be requested from the IRS regarding any matter affecting us or prospective unitholders. The opinions and statements made herein may be challenged by the IRS and, if so challenged, may not be sustained upon review in a court.
This discussion does not contain information regarding any United States state or local, estate, gift or alternative minimum tax considerations concerning the ownership or disposition of common units. This discussion does not comment on all aspects of United States federal income taxation that may be important to particular unitholders in light of their individual circumstances, and each prospective unitholder is urged to consult its own tax advisor regarding the United States federal, state, local and other tax consequences of the ownership or disposition of common units.
Election to be Treated as a Corporation
We have elected to be treated as a corporation for United States federal income tax purposes. As a result, we will be subject to United States federal income tax to the extent we earn income from United States sources or income that is treated as effectively connected with the conduct of a trade or business in the United States unless such income is exempt from tax under an applicable tax treaty or Section 883 of the Code. In addition, among other things, U. S. Holders (as defined below) will not directly be subject to United States federal income tax on our income, but rather will be subject to United States federal income tax on distributions received from us and dispositions of units as described below.
United States Federal Income Taxation of Our Partnership
Taxation of Operating Income: In General
Unless exempt from United States federal income taxation under the rules discussed below, a foreign corporation is subject to United States federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a pool, partnership, strategic alliance, joint venture, code sharing arrangements or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as “shipping income,” to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States constitutes income from sources within the United States, which we refer to as “U.S.-source shipping income.”
Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. We are not permitted by law to engage in transportation that produces income which is considered to be 100% from sources within the United States.
Shipping income attributable to transportation exclusively between non-United States ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any United States federal income tax.
In the absence of exemption from tax under Section 883, our gross U.S.-source shipping income would be subject to a 4% tax imposed without allowance for deductions as described below.
Exemption of Operating Income from United States Federal Income Taxation
Under Section 883 of the Code, we will be exempt from United States federal income taxation on our U.S.-source shipping income if:
•
we are organized in a foreign country (our “country of organization”) that grants an “equivalent exemption” to corporations organized in the United States; and

either
•
more than 50% of the value of our units is owned, directly or indirectly, by individuals who are “residents” of our country of organization or of another foreign country that grants an “equivalent exemption” to corporations organized in the United States, which we refer to as the “50% Ownership Test,” or

•
our units are “primarily and regularly traded on an established securities market” in our country of organization, in another country that grants an “equivalent exemption” to United States corporations, or in the United States, which we refer to as the “Publicly-Traded Test.”

The Marshall Islands, the jurisdiction where we and our ship-owning subsidiaries are incorporated, grants an “equivalent exemption” to United States corporations. Therefore, we will be exempt from United States federal income taxation with respect to our U.S.-source shipping income if we satisfy either the 50% Ownership Test or the Publicly-Traded Test. It will be difficult for us to satisfy the 50% Ownership Test due to the widely-held ownership of our stock. Our ability to satisfy the Publicly-Traded Test is discussed below.
The regulations provide, in pertinent part, that stock of a foreign corporation will be considered to be “primarily traded” on an established securities market if the number of shares of each class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Our common units are “primarily traded” on the NYSE.
Under the regulations, our units will be considered to be “regularly traded” on an established securities market if one or more classes of our units representing more than 50% or more of our outstanding units, by total combined voting power of all classes of units entitled to vote and total value, is listed on the market which we refer to as the listing threshold. Since our common units, which represent more than 50% of our outstanding units, are listed on the NYSE, we will satisfy the listing requirement.
It is further required that with respect to each class of stock relied upon to meet the listing threshold (i) such class of the stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or 1∕6 of the days in a short taxable year; and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year. We believe we will satisfy the trading frequency and trading volume tests. Even if this were not the case, the regulations provide that the trading frequency and trading volume tests will be deemed satisfied by a class of stock if, as we expect to be the case with our common units, such class of stock is traded on an established market in the United States and such class of stock is regularly quoted by dealers making a market in such stock.
Notwithstanding the foregoing, the regulations provide, in pertinent part, our common units will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the our outstanding common units are owned, actually or constructively under specified attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of our common units, which we refer to as the “5 Percent Override Rule.”
For purposes of being able to determine the persons who own 5% or more of our common units, or “5% Unitholders,” the regulations permit us to rely on Schedule 13G and Schedule 13D filings with the SEC to identify persons who have a 5% or more beneficial interest in our common units. The regulations further provide that an investment company which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Unitholder for such purposes.
We do not believe that we are currently subject to the 5 Percent Override Rule. However, there is no assurance that we will continue to qualify for exemption under Section 883. For example, we could be subject to the 5% Override Rule if our 5% Unitholders were to own 50% or more of the common units. It is noted that holders of our common units are limited to owning 4.9% of the voting power of such common units. Assuming that such limitation is treated as effective for purposes of determining voting power under Section 883, then we would not have any 5% Unitholders to own 50% or more of our common units. If contrary to these expectations, our 5% Unitholders were to own 50% or more of the common units, then we would be subject to the 5% Override Rule unless it could establish that, among the common units owned by the 5% Unitholders, sufficient common units were owned by qualified unitholders to preclude non-qualified unitholders from owning 50 percent or more of our common units for more than half the number of days during the taxable year. These requirements are onerous and there is no assurance that we will be able to satisfy them.
Taxation In Absence of Exemption
To the extent the benefits of Section 883 are unavailable, our U.S.-source shipping income, to the extent not considered to be “effectively connected” with the conduct of a United States trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions. Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as being derived from United States sources, the maximum effective rate of United States federal income tax on our shipping income would never exceed 2% under the 4% gross basis tax regime.
To the extent the benefits of the Section 883 exemption are unavailable and our U.S.-source shipping income is considered to be “effectively connected” with the conduct of a United States trade or business, as described below, any such “effectively connected” U.S.-source shipping income, net of applicable deductions, would be subject to the United States federal corporate income tax currently imposed at rates of up to 35%. In addition, we may be subject to the 30% “branch profits” taxes on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of its United States trade or business.
Our U.S.-source shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:
•
we have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

•
substantially all of our U.S.-source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We do not intend to have, or permit circumstances that would result in having any vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S.-source shipping income will be “effectively connected” with the conduct of a United States trade or business.
United States Taxation of Gain on Sale of Vessels
Regardless of whether we qualify for exemption under Section 883, we will not be subject to United States federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under United States federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.
U.S. Federal Income Taxation of U.S. Holders
As used herein, the term “U.S. Holder” means a beneficial owner of our common units that owns (actually or constructively) less than 10% of our equity and that is:
•
an individual citizen or resident of the United States (as determined for United States federal income tax purposes),

•
a corporation (or other entity that is classified as a corporation for United States federal income tax purposes) organized under the laws of the United States or any of its political subdivisions,

•
an estate the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust if  (i) a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes.

Distributions
Subject to the discussion below of the rules applicable to PFICs, any distributions to a U.S. Holder made by us with respect to our common units generally will constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current and accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its common units and thereafter as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions they receive from us because we are not a United States corporation. Dividends received with respect to our common units generally will be treated as “passive category income” for purposes of computing allowable foreign tax credits for United States federal income tax purposes.
Dividends received with respect to our common units by a U.S. Holder that is an individual, trust or estate (a “U.S. Individual Holder”) generally will be treated as “qualified dividend income” that is taxable to such U.S. Individual Holder at preferential capital gain tax rates provided that: (i) our common units are readily tradable on an established securities market in the United States (such as the NYSE on which our common units are traded); (ii) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or will be, as discussed below under “—PFIC Status and Significant Tax Consequences”); (iii) the U.S. Individual Holder has owned the common units for more than 60 days during the 121-day period beginning 60 days before the date on which the common units become ex-dividend (and has not entered into certain risk limiting transactions with respect to such common units); and (iv) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

There is no assurance that any dividends paid on our common units will be eligible for these preferential rates in the hands of a U.S. Individual Holder, and any dividends paid on our common units that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.
Special rules may apply to any amounts received in respect of our common units that are treated as “extraordinary dividends.” In general, an extraordinary dividend is a dividend with respect to a common unit that is equal to or in excess of 10% of a unitholder’s adjusted tax basis (or fair market value upon the unitholder’s election) in such common unit. In addition, extraordinary dividends include dividends received within a one year period that, in the aggregate, equal or exceed 20% of a unitholder’s adjusted tax basis (or fair market value). If we pay an “extraordinary dividend” on our common units that is treated as “qualified dividend income,” then any loss recognized by a U.S. Individual Holder from the sale or exchange of such common units will be treated as long-term capital loss to the extent of the amount of such dividend.
Ratio of Dividend Income to Distributions
We will compute our earnings and profits for each taxable year in accordance with United States federal income tax principles. The determination of whether a distribution will be characterized as a dividend for U.S. federal income tax purposes depends on whether the company has current or accumulated earnings and profits. We cannot ascertain our current earnings and profits until after the end of the taxable year. Therefore, at this stage we do not know whether distributions received by holders of our common units will constitute a dividend for U.S. federal income tax purposes. To the extent, our cash distributions received by holders of our common units exceeds our current and accumulated earnings and profits, the portion of any distribution that is supported by current or accumulated earnings and profits will be treated as a dividend. The remaining portion of these distributions, determined on a cumulative basis, will be treated first as a nontaxable return of capital to the extent of the purchaser’s tax basis in its common units and thereafter as capital gain. These estimates are based upon the assumption that we will pay the minimum quarterly distribution of  $0.365 per unit on our common units during the referenced period and on other assumptions with respect to our earnings, capital expenditures and cash flow for this period. These estimates and assumptions are subject to, among other things, numerous business, economic, regulatory, competitive and political uncertainties that are beyond our control. Further, these estimates are based on current United States federal income tax law and tax reporting positions that we will adopt and with which the IRS could disagree. Accordingly, we cannot assure you that these estimates will prove to be correct. The actual percentage of total cash distributions that will constitute dividend income could be higher or lower, and any differences could be material or could materially affect the value of the common units.
Sale, Exchange or Other Disposition of Common Units
Subject to the discussion of PFIC status below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of our units in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s adjusted tax basis in such units. The U.S. Holder’s initial tax basis in its units generally will be the U.S. Holder’s purchase price for the units and that tax basis will be reduced (but not below zero) by the amount of any distributions on the units that are treated as non-taxable returns of capital (as discussed above under “Distributions” and “Ratio of Dividend Income to Distributions”). Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Certain U.S. Holders (including individuals) may be eligible for preferential rates of United States federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to limitations. Such capital gain or loss generally will be treated as United States source income or loss, as applicable, for United States foreign tax credit purposes.
PFIC Status and Significant Tax Consequences
Adverse United States federal income tax rules apply to a U.S. Holder that owns an equity interest in a non-United States corporation that is classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which the holder held our units, either:

•
at least 75% of our gross income (including the gross income of our vessel-owning subsidiaries) for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•
at least 50% of the average value of the assets held by us (including the assets of our vessel-owning subsidiaries) during such taxable year produce, or are held for the production of, passive income.

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.
Based on our current and projected methods of operation, and an opinion of our United States counsel, we do not believe that we are, nor do we expect to become, a PFIC with respect to any taxable year. We have received an opinion of our United States counsel, Seward & Kissel LLP, in support of this position that concludes that the income our subsidiaries earn from certain of our present time-chartering activities should not constitute passive income for purposes of determining whether we are a PFIC. In addition, we have represented to our United States counsel that we expect that more than 25% of our gross income for our current taxable year and each future year will arise from such time-chartering activities on other income which does not constitute passive income, and more than 50% of the average value of our assets for each such year will be held for the production of such nonpassive income. Assuming the composition of our income and assets is consistent with these expectations, and assuming the accuracy of other representations we have made to our United States counsel for purposes of their opinion, our United States counsel is of the opinion that we should not be a PFIC for our current taxable year or any future year. We believe there is substantial legal authority supporting our position consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, it should be noted that there is also authority concluding that income derived from time charters should be treated as rental income rather than services income for other tax purposes. Therefore, in the absence of any legal authority specifically relating to the statutory provisions governing PFICs, our United States counsel has advised us that the conclusions reached are not free from doubt, and the IRS or a court could disagree with our position and the opinion of our United States counsel. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future.
As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund,” which we refer to as a “QEF election.” As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common units, as discussed below. If we are a PFIC, a U.S. Holder will be subject to the PFIC rules described herein with respect to any of our subsidiaries that are PFICs. However, the mark-to-market election discussed below will likely not be available with respect to shares of such PFIC subsidiaries. In addition, if a U.S. Holder owns our common units during any taxable year that we are a PFIC, such U.S. Holder must file an annual report with the IRS.
Taxation of U.S. Holders Making a Timely QEF Election
If a U.S. Holder makes a timely QEF election (or an Electing Holder), then, for United States federal income tax purposes, that holder must report as income for its taxable year its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable years that end with or within the taxable year for which that holder is reporting, regardless of whether or not the Electing Holder received distributions from us in that year. The Electing Holder’s adjusted tax basis in the common units will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder’s adjusted tax basis in common units and will not be taxed again once distributed. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of our common units. A U.S. Holder makes a

QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with its United States federal income tax return. If, contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will provide each U.S. Holder with the information necessary to make the QEF election described above.
Taxation of U.S. Holders Making a “Mark-to-Market” Election
If we were to be treated as a PFIC for any taxable year and, as we anticipate, our units were treated as “marketable stock,” then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our common units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder’s common units at the end of the taxable year over the holder’s adjusted tax basis in the common units. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common units over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in its common units would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of our common units would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of the common units would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election only applies to marketable stock, however, it would not apply to a U.S. Holder’s indirect interest in any of our subsidiaries that were determined to be PFICs.
Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election
If we were to be treated as a PFIC for any taxable year, a U.S. Holder that does not make either a QEF election or a “mark-to-market” election for that year (or a Non-Electing Holder) would be subject to special rules resulting in increased tax liability with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common units in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common units), and (2) any gain realized on the sale, exchange or other disposition of the units. Under these special rules:
•
the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common units;

•
the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

•
the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

United States Federal Income Taxation of Non-U.S. Holders
A beneficial owner of our common units (other than a partnership or an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not a U.S. Holder is referred to as a Non-U.S. Holder. If you are a partner in a partnership (or an entity or arrangement treated as a partnership for United States federal income tax purposes) holding our common units, you should consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership of our common units.
Distributions
Distributions we pay to a Non-U.S. Holder will not be subject to United States federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a United States trade or business. If the Non-U.S. Holder is engaged in a United States trade or business, our distributions will be subject to United States federal income tax to the extent they constitute income effectively connected with the Non-U.S. Holder’s United States trade or business. However, distributions paid to a Non-U.S. Holder that is engaged in a trade or business may be exempt from taxation under an income tax treaty if the income arising from the distribution is not attributable to a United States permanent establishment maintained by the Non-U.S. Holder.
Disposition of Units
In general, a Non-U.S. Holder is not subject to United States federal income tax or withholding tax on any gain resulting from the disposition of our common units provided the Non-U.S. Holder is not engaged in a United States trade or business. A Non-U.S. Holder that is engaged in a United States trade or business will be subject to United States federal income tax in the event the gain from the disposition of units is effectively connected with the conduct of such United States trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). However, even if not engaged in a United States trade or business, individual Non-U.S. Holders may be subject to tax on gain resulting from the disposition of our common units if they are present in the United States for 183 days or more during the taxable year in which those units are disposed and meet certain other requirements.
Backup Withholding and Information Reporting
In general, payments to a non-corporate U.S. Holder of distributions or the proceeds of a disposition of common units will be subject to information reporting. These payments to a non-corporate U.S. Holder also may be subject to backup withholding if the non-corporate U.S. Holder:
•
fails to provide an accurate taxpayer identification number;

•
is notified by the IRS that it has failed to report all interest or corporate distributions required to be reported on its U.S. federal income tax returns; or

•
in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable.
Backup withholding is not an additional tax. Rather, a unitholder generally may obtain a credit for any amount withheld against its liability for United States federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a United States federal income tax return with the IRS.
Pursuant to recently enacted legislation, individuals who are U.S. Holders (and to the extent specified in applicable Treasury regulations, certain individuals who are Non-U.S. Holders and certain United States entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury regulations). Specified foreign financial assets would include, among other assets, our common units, unless the shares held through an account maintained with a United States financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury regulations, an individual Non-U.S. Holder or a United States entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of United States federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged consult their own tax advisors regarding their reporting obligations under this legislation.
NON-UNITED STATES TAX CONSIDERATIONS
Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to Dynagas LNG Partners LP.

Marshall Islands Tax Consequences
The following discussion is based upon the opinion of Seward & Kissel LLP, our counsel as to matters of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands.
Because we and our subsidiaries do not and do not expect to conduct business or operations in the Republic of the Marshall Islands, and because all documentation related to this offering will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon distribution treated as a return of capital, we make to you as a unitholder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of common units, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to your ownership of common units.
EACH PROSPECTIVE UNITHOLDER IS URGED TO CONSULT HIS OWN TAX COUNSEL OR OTHER ADVISOR WITH REGARD TO THE LEGAL AND TAX CONSEQUENCES OF UNIT OWNERSHIP UNDER THEIR PARTICULAR CIRCUMSTANCES.
SELLING UNITHOLDER
As of the date of this prospectus, Dynagas Holding, or the Selling Unitholder, owns 15,595,000 common units, or approximately 43.9% of our outstanding common units. The following table sets forth information with respect to the beneficial ownership of our common units held by the Selling Unitholder. The Selling Unitholder is offering up to an aggregate of 15,595,000 of our common units, 14,985,000 of which were previously acquired on January 23, 2017 upon the conversion of our outstanding subordinated units, all of which were owned by the Selling Unitholder, into common units on a one-for-one basis at the expiration of the subordination period. The subordination period expired upon our payment to unitholders of the quarterly distribution in respect of the fourth quarter of 2016 at which time the conditions set forth in the Partnership Agreement for the conversion of the subordinated units were satisfied. The Selling Unitholder may sell some, all or none of their shares covered by this prospectus.
Selling Unitholder	Common Units Owned Prior to the Offering	Percentage of Class Prior to the Offering(1)	Total Common Units Offered Hereby	Percentage of the Class Following the Offering(2)
Dynagas Holding Ltd.(3)	15,595,000	43.9%	15,595,000	0%

(1)
Based on 35,490,000 common units outstanding as of the date of this prospectus.

(2)
Assumes that the Selling Unitholder sells all of the common units offered hereby.

(3)
Dynagas Holding is beneficially owned by the Prokopiou Family, including the chairman of our Board of Directors, Georgios Prokopiou and his daughters Elisavet Prokopiou, Johanna Procopiou, Marina Kalliope Prokopiou, and Maria Eleni Prokopiou.

PLAN OF DISTRIBUTION
We or the Selling Unitholder may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we or the Selling Unitholder may sell some or all of our securities included in this prospectus through:
•
a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•
ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
trading plans entered into by us pursuant to Rule 10b5-1 under Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.

In addition, we or the Selling Unitholder may enter into option or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or the Selling Unitholder may enter into hedging transactions with respect to our securities. For example, we or the Selling Unitholder may:
•
enter into transactions involving short sales of our securities by broker-dealers;

•
sell securities short and deliver the securities to close out short positions;

•
enter into option or other types of transactions that require us to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus; or

•
loan or pledge the securities to a broker-dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

The Selling Unitholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.
We or the Selling Unitholder may enter into derivative transactions with third parties, or sell securities, including securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the Selling Unitholder or borrowed from us or the Selling Unitholder to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the Selling Unitholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the Selling Unitholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The Selling Unitholder and any broker-dealers or other persons acting on our behalf or on the behalf of the Selling Unitholder that participate with us or the unitholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As a result, Regulation M, promulgated under the Exchange Act, may apply to sales by the Selling Unitholder in the market. We or the Selling Unitholder may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers, our directors and the Selling Unitholder may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by any selling unitholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of the securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to the securities offered and sold by us under this registration statement.
As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, formerly the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated by the SEC under the Securities Act. If more than 5% of the net proceeds of any offering of common shares made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.
SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
We are organized under the laws of the Marshall Islands as a limited partnership. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.
Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States. The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960, as our registered agent, can accept service of process on our behalf in any such action.
In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

LEGAL MATTERS
Unless otherwise stated in the applicable prospectus supplement, the validity of the securities and certain other legal matters with respect to United States Federal law and the laws of New York, Delaware, the Marshall Islands and Liberia will be passed upon for us and the Selling Unitholder, as applicable, by our counsel, Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004. Gauci-Maistre Xynou, 147/8 St. Lucia Street, Valletta VLT 1185, Malta, will provide an opinion regarding certain matters under the laws of Malta.
EXPERTS
The consolidated financial statements of Dynagas LNG Partners LP, appearing in our Annual Report on Form 20-F for the year ended December 31, 2016 have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras Str., Maroussi 15125 Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants (“SOEL”), Greece with registration number 107.
The sections included in our Annual Report on Form 20-F for the year ended December 31, 2016, incorporated herein by reference, which have been attributed to Drewry Shipping Consultants Ltd., including the section entitled “The International Liquefied Natural Gas (LNG) Shipping Industry,” have been reviewed by Drewry Shipping Consultants Ltd., which has confirmed to us that such sections accurately describe the international LNG shipping market, subject to the availability and reliability of the data supporting the statistical information presented.
EXPENSES
The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the securities covered by this prospectus. All amounts are estimated, except the SEC registration fee and the FINRA fee.
U.S. Securities and Exchange Commission registration fee	$116,228(1)
Financial Industry Regulatory Authority filing fee	$76,783
NYSE listing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and engraving costs	*
Transfer agent fees and other	*
Miscellaneous	*
Total	*

(1)
Pursuant to Rule 457(p) under the Securities Act, this Registration Statement includes unsold securities that had been previously registered pursuant to a previously filed registration statement (File No. 333-200659) and for which the registration fee had previously been paid by the Partnership. Accordingly, the amount of the registration fee to be paid herewith, as listed above, is reduced by $48,077, the amount of the registration fee applied to such unsold securities, and equals $45,298 with respect to the primary offering to be paid herewith. The registration fee with respect to the secondary offering to be paid herewith is $22,853.

*
To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

Up to $30.0 Million Maximum Aggregate Offering of   Common Units Representing Limited Partnership Interests
Dynagas LNG Partners LP

PROSPECTUS SUPPLEMENT

July 2, 2020